Exhibit 10.1

galleria north tower i

OFFICE LEASE AGREEMENT

Between

FSP GALLERIA NORTH LIMITED PARTNERSHIP,

a Texas limited partnership

as

Landlord

and

EMCARE, INC.,

a Delaware Corporation

as

Tenant

Premises:

Galleria North Tower I

13737 Noel Road

Dallas, Texas 75240

BASIC LEASE INFORMATION

Effective Date:	March 15, 2012
Tenant:	EmCare, Inc.
a Delaware corporation
Tenant's Address:
Before the Commencement
Date:	1717 Main Street, 52nd Floor
Dallas, TX 75201
Attention: Pamela Overstreet

Contact: Telephone:	Pamela Overstreet
(214) 712-2000

After the Commencement
Date:	13737 Noel Road, 15th Floor
Dallas, TX 75240
Attention: Pamela Overstreet

In case with a mandatory
Copy to:	Tenant
6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111
Attention: Legal Department

Guarantor:	Emergency Medical Services Corporation,
a Delaware corporation
Guarantor's Address:	6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111
Attention: General Counsel

Contact: Telephone:	Craig Wilson
(303) 495-1254
Landlord:	FSP Galleria North Limited Partnership,
a Texas limited partnership
Landlord's Address:	Franklin Street Properties
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880-6210

Contact:	John Donahue
781-557-1300

1

Premises:	The Premises will total approximately 82,972 square feet of "Rentable Area" (as defined below) in two (2) phases, the first being Suites 1500 and 1600 ("Phase I"), composed of all of the 15th and the 16th floors consisting of approximately 45,440 square feet of Rentable Area of the office building (the "Building") located at 13737 Noel Road, City of Dallas, Dallas County, Texas ("Land") commencing on the "Phase I Commencement Date" (as defined below); provided, however, on the "Phase II Commencement Date" (as defined below), the Premises shall be expanded to include Suite 1400 composed of all of the 14th floor of the Building consisting of approximately 24,907 square feet of Rentable Area and approximately 12,625 square feet of Rentable Area on the 13th floor for a subtotal of approximately 37,532 square feet of Rentable Area of the Building ("Phase II"). The Premises and Phases I and II are outlined on the plan attached to the Lease as Exhibit "B".
Term:	138 months, as to Phase I, commencing on August 1, 2012 (the "Phase I Commencement Date") and ending at 5:00 p.m. on the last day of the 138th calendar month following the Phase I Commencement Date, and as to Phase II commencing on January 1, 2014, and ending at 5:00 p.m. on the last day of the 121st calendar month following the Phase II Commencement Date, which, in each case shall be January 31, 2024 (the "Expiration Date"), subject in each case to adjustment, extension and earlier termination as provided in the Lease.
Renewal Option(s):	Two periods of five (5) years each

Base Rental:

Phase I Base Rental

Lease Months	Annual Base Rental Rate Per RSF	Annual Base Rental	Monthly Installment
1 thru 29	$19.50		$73,840.00	+ Electricity
30 thru 39	free rent period		$0.00	+ Electricity
40 thru 47	$19.50		$73,840.00	+ Electricity
48 thru 77	$21.50		$81,413.33	+ Electricity
78 thru 107	$23.50		$88,986.67	+ Electricity
108 thru 138	$25.50		$96,560.00	+ Electricity

2

Phase II Base Rental

Lease Months	Annual Base Rental Rate Per RSF	Annual Base Rental	Monthly Installment
1 thru 12	$19.50		$60,989.50	+ Electricity
13 thru 18	free rent period		$0.00	+ Electricity
19 thru 30	$19.50		$60,989.50	+ Electricity
31 thru 60	$21.50		$67,244.83	+ Electricity
61 thru 90	$23.50		$73,500.17	+ Electricity
91 thru 121	$25.50		$79,755.50	+ Electricity

Security Deposit:	$1,000,000.00 "Letter of Credit" (as defined below).
Rent:	Base Rental, the amounts to be paid by Tenant pursuant to Section 6 of this Lease, the amounts to be paid by Tenant pursuant to the Tenant Improvements Agreement (if any), and all other sums of money becoming due and payable to Landlord under this Lease
Improvement Allowance:	$36.00 per square foot of Rentable Area.
Permitted Use:	General business office purposes and such other lawful purposes consistent with uses of office space in Comparable Buildings which shall include, without limitation, administrative, coffee stations and/or bars and/or lunch rooms or kitchenettes for employee and guests (but not the general public), conference and/or meeting facilities, data processing, employee training, information technology, computer and telecommunications facilities, storage space, support (including without limitation copy, mail, supply and word processing) facilities, and other legally permitted uses associated with the foregoing.
Tenant's
Share:	11.973% until the Phase II Commencement Date and 21.862% from and after the Phase II Commencement Date, which is based upon the proportion which the Rentable Area of the Premises (both Phase I and Phase II) bears to the Rentable Area of the Building.
Base Year:	Phase I, August 1, 2012 thru July 31, 2013
Phase II, calendar year 2014
Initial Liability
Insurance Amount:	$5,000,000.00
Brokers:	Jones Lang LaSalle, for Tenant and Cassidy Turley, for Landlord
Right of First Refusal:	Ongoing right of first refusal for all space on 13th floor not included in Phase II as more particularly described in "Exhibit "H".
Right to Reduce Size
of Premises:	As of December 31, 2020, Tenant will have the right to reduce the size of the Premises by the amount of Rentable Area on the lowest floor of the Building that constitutes a portion of the Premises as more particularly described in "Exhibit "I".

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

3

33.	Subordination to Mortgage; Estoppel Agreement	36
34.	Intentionally Deleted	37
35.	Attorney's Fees	37
36.	No Implied Waiver	37
37.	Independent Obligations	37
38.	Recourse Limitation	37
39.	Notices	37

4

40.	Severability	38
41.	Recordation	38
42.	Governing Law	38
43.	Force Majeure	38
44.	Time of Performance	38
45.	Transfers by Landlord	38
46.	Commissions	38
47.	Financial Statements	38
48.	Tenant's Standing and Authority	39
49.	Effect of Delivery of This Lease	39
50.	WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION	39
51.	Merger of Estates	39
52.	Survival of Indemnities and Covenants	39
53.	Headings	39
54.	Entire Agreement; Amendments	39
55.	Exhibits	40
56.	Joint and Several Liability	40
57.	Multiple Counterparts	40
58.	Mail	40
59.	Guaranty	40
60.	OFAC and Anti-Money Laundering Compliance Certifications	40
61.	Conference Center and Fitness Center	41
62.	Delicatessen	41

EXHIBIT "A"	PROPERTY DESCRIPTION
EXHIBIT "B"	FLOOR PLAN
EXHIBIT "C"	RULES AND REGULATIONS
EXHIBIT "D"	TENANT IMPROVEMENTS AGREEMENT
EXHIBIT "E"	PARKING AGREEMENT
EXHIBIT "F"	FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT "G"	RENEWAL OPTION
EXHIBIT "H"	RIGHT OF FIRST REFUSAL/RIGHT OF FIRST OFFER
EXHIBIT "I"	RIGHT TO REDUCE SIZE OF PREMISES
EXHIBIT "J"	FORM OF LEASE GUARANTY
EXHIBIT "K"	LETTER OF CREDIT REQUIREMENTS
EXHIBIT "L"	JANITORIAL SPECIFICATIONS
EXHIBIT "M"	COMMISSION AGREEMENT WITH TENANT'S BROKER

5

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT ("Lease") is executed effective as of March 15, 2012 (the "Effective Date"), between FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and EmCare, Inc., a Delaware corporation ("Tenant").

W I T N E S S E T H:

1.     Definitions. Capitalized terms used in this Lease and not defined elsewhere in this Lease, the foregoing Basic Lease Information or in the Exhibits (A through K) attached hereto and incorporated herein by reference have the meanings given them below:

"After Hours HVAC Rate" means $50 per hour per floor of the Premises, subject to change based on Landlord's then current costs (as such costs may change from time to time) for electricity; it being agreed that such rate covers only Landlord's actual costs of providing such afterhours HVAC services (including, without limitation, the cost of electricity, depreciation of HVAC systems, related service and maintenance) with no mark-up by Landlord for profit on such costs.

"Alterations" shall have the meaning given such term in Section 15(a) hereto.

"Base Rental" means the "Base Rental" set forth in the Basic Lease Terms.

"Basic Operating Costs" shall have the meaning given to such term in Section 6(e) hereto.

"Broker" shall mean the broker(s) identified in the Basic Lease Information.

"Building" means the office building located upon the Property consisting of approximately 379,518 square feet of Rentable Area. The address of the Building is 13737 Noel Road, Dallas, Texas 75240.

"Building Standard" means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord reasonably designates from time to time to be the minimum type, brand or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building, which as to the type, quality and/or level of services to be provided to the Building by Landlord shall be comparable to those normally provided by Comparable Buildings taken as an average of the whole and not individually; provided however, Building Standard does not apply to building design, structure, parking or amenities.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State, or are in fact closed in, the State.

"Claims" means any and all liabilities, obligations, damages, claims, suits, losses, causes of action, lien, judgments and expenses (including court costs, attorneys fees and costs of investigation) of any kind, nature or description.

"Common Areas" means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas, Building lobbies (including those on floors with one tenant), fitness center, conference center, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others reasonably designated by Landlord), drinking fountains, equipment rooms, risers and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas, including, but not limited to, any such areas so reasonably designated by Landlord on a single-tenant floor of the Building.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 3

"Comparable Buildings" means International Plaza III (14241 Dallas Parkway, Dallas, TX); One Lincoln Centre ( 5400 LBJ Freeway, Dallas, TX); Two Lincoln Centre (5420 LBJ Freeway, Dallas, TX); Three Lincoln Centre (5430 LBJ Freeway, Dallas, TX); Three Galleria (13155 Noel Drive, Dallas, TX); Galleria Three (Galleria Road and Inwood, Dallas, TX); Galleria North Tower II (13727 Noel Road, Dallas, TX); Colonnade I (15301 N. Dallas Parkway, Addison, TX); Colonnade II (15305 N. Dallas Parkway, Addison, TX); and Colonnade III (15305 N. Dallas Parkway, Addison, TX).

"Complex" means the Property, the Building and the Parking Areas.

"Default Rate" means the lesser of (1) the rate of fifteen percent (15%) per annum, and (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State.

"Disability Laws" shall have the meaning given such term in Section 15(a) hereto.

"Dispute" shall have the meaning given such term in Section 6(g) hereto.

"Event of Default" shall have the meaning given such term in Section 27(a) hereto.

"Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; acts of war; terrorist actions; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond the reasonable control of the party whose act or obligation is at issue; provided, however, that the foregoing shall not excuse or delay any monetary obligation of either party under this Lease.

"Guarantor" means Emergency Medical Services Corporation, a Delaware corporation, the parent company of Tenant.

"Guaranty" means the Guaranty of Lease executed by Guarantor in the form attached hereto as Exhibit "J".

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, solid waste, or words of similar import in any federal, state or local Law now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies, other than normal and customary general office and cleaning supplies in normal and customary amounts based on the size of the office, used and stored in accordance with the manufacturer's requirements and in all cases in accordance with Hazardous Materials Laws.

"Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"Landlord Related Party" means any officer, director, partner, employee, member, agent or contractor of Landlord.

"Landlord's Mortgagee" shall have the meaning given such term in Section 33(a) hereto.

"Landlord's Notice Address" shall mean the address of Landlord set forth on the signature page of this Lease.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 4

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Complex or the use or occupancy of the Complex, including, without limitation, Hazardous Materials Laws, Rules and Regulations and Permitted Encumbrances.

"Lease Term" means the period commencing on the Phase I Commencement Date and terminating on the Expiration Date (as defined in the Basic Lease Information).

"Lease Year" means a period of twelve (12) consecutive calendar months with respect to each subsequent Lease Year. The first Lease Year shall begin on the 1st day of the month following the Commencement Date unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year shall begin on the Commencement Date.

"Letter of Credit" means a letter of credit in the face amount of $1,000,000.00 having Landlord or any successor in title to the Property as beneficiary and otherwise conforming to the requirements of Exhibit "K" attached hereto.

"Market Area" means Dallas North Tollway submarket area.

"Miscellaneous Power" shall have the meaning given such term in Section 9(a) (6) hereto.

"Mortgage" shall have the meaning given such term in Section 33(a) hereto.

"Non-Structural Alterations" shall have the meaning given such term in Section 15(a) hereto.

"Normal Business Holidays" means New Year's Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving and Christmas Day and any other day which shall be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which employees are not required to work.

"Normal Business Hours" for the Building means 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

"OFAC" shall have the meaning given such term in Section 60 hereto.

"Parking Areas" means those areas located (i) upon the Property currently designated by Landlord to be parking areas, including the Underground Parking, and (ii) available for parking by the owner and tenants of the Building in the Parking Garage.

"Parking Garage" means the multi-level parking garage attached to the Property, the ownership and use of which is shared with the Related Projects as more particularly set forth in the REA.

"Permitted Encumbrances" means all current and future easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters of record affecting title to the Complex; provided, however, Landlord will not cause any matter that would otherwise constitute a Permitted Encumbrance to be filed of record after the date of this Lease without Tenant's prior written consent if such matter would have a material adverse effect on any of Tenant's rights or benefits under this Lease other than a Mortgage (as defined in Section 33(a) below) that is in compliance with the requirements of Section 33 below.

"Permitted Transfer" shall have the meaning given such term in Section 18(a) of this Lease.

"Phase" means either Phase I or Phase II.

"Phase I Base Amount" means (i) as to Basic Operating Costs, the actual Basic Operating Costs for Phase I for the Phase I Base Year, and (ii) as to Taxes, the actual Taxes for Phase I for the Phase I Base Year.

"Phase I Base Year" means August 1, 2012 thru July 31, 2013.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 5

"Phase I Commencement Date" means August 1, 2012.

"Phase I Share" means the proportion which the Rentable Area of Phase I bears to the Rentable Area of the Building. The Phase I Share shall be 11.973%.

"Phase II Base Amount" means (i) as to Basic Operating Costs, the actual Basic Operating Costs for Phase II for the Phase II Base Year, and (ii) as to Taxes, the actual Taxes for Phase II for the Phase II Base Year.

"Phase II Base Year" means calendar year 2014.

"Phase II Commencement Date" means January 1, 2014.

"Phase II Share" means the proportion which the Rentable Area of Phase II bears to the Rentable Area of the Building. The Phase II Share shall be 9.889%.

"Premises" means the suites of offices on the 15th and 16th floors of the Building that constitute Phase I outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein by reference, consisting of approximately 45,440 square feet of Rentable Area, and in addition thereto, from and after the Phase II Commencement Date, the suite of offices on the 14th and 13th floors of the Building that constitute Phase II outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein by reference, consisting of approximately 37,532 square feet of Rentable Area for a total of 82,972 square feet of Rentable Area.

"Primary Lease" shall have the meaning given such term in Section 33(a) of this Lease.

"Property" means the land described in Exhibit "A" attached hereto and incorporated herein by reference.

"Provider" shall have the meaning given to such term in Section 11(a) of this Lease.

"REA" means a certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement for Galleria North dated September 27, 2004 that encumbers the Property and the Related Projects.

"Related Projects" means the real property and improvements situated on the Tower II Tract (as defined in the REA) and the Hotel/Condo Tract (as defined in the REA).

"Rent" means, collectively, the Base Rental, the amounts to be paid by Tenant pursuant to Section 6 of this Lease, the amounts to be paid by Tenant pursuant to the Tenant Improvements Agreement (if any), and all other sums of money becoming due and payable to Landlord under this Lease.

"Rentable Area" means rentable area calculated in accordance with BOMA ANSI Z65.1-1996 modified to take into account certain amenities offered to all tenants of the Building. All references to "RSF" mean the square feet of Rentable Area.

"Rentable Area of the Building" means (and is hereby deemed to be) 379,518 square feet of Rentable Area irrespective of whether the same should be more or less as a result of variations from the later re-measurement.

"Rentable Area of the Premises" means (and is hereby deemed to be) 82,972 square feet of Rentable Area, irrespective of whether the same should be more or less as a result of variations resulting from later re-measurement or actual construction and completion of the Premises for occupancy.

"Review Fee" shall have the meaning given such term in Section 18(a) of this Lease.

"Rules and Regulations" means the rules and regulations for the Complex set forth on Exhibit "C" attached of this Lease and incorporated herein by reference, and the rules and regulations for the Parking Areas set forth in Section 5 of Exhibit "E", and any rules and regulations that may be reasonably adopted or altered by Landlord in accordance with Section 28 of Exhibit "C".

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 6

"Security Deposit" means a security deposit securing Tenant's obligations under this Lease evidenced by the Letter of Credit, to be delivered by Tenant to Landlord on or contemporaneously with Tenant's delivery to Landlord of an executed copy of this Lease, and governed by Section 8, below.

"Service Areas" means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building), but to which Tenant and other occupants of the Building will not have access, except with Landlord's prior written consent, including, but not limited to, service elevators, mechanical, telephone, electrical, janitorial and similar rooms, horizontal and vertical risers, conduits and conduit pathways, and air and water refrigeration equipment.

"State" means the State of Texas.

"Substitute Tenant" shall have the meaning given such term in Section 27(f) of this Lease.

"Taxes" means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Complex or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Complex or its operation, including the so called "Margin Tax" assessed against Landlord based on revenues from the operation of the Complex and the costs of Landlord's ad valorem tax consultant, excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord.

"Taxing Authority" means any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances.

"Tenant Improvements" means those improvements to the Premises which Tenant elects to construct or have constructed in the Premises in accordance with the Tenant Improvements Agreement.

"Tenant Improvements Agreement" means an agreement between Tenant and Landlord for construction of improvements within the Premises attached as Exhibit "D" of the Lease and incorporated herein by reference.

"Tenant's Notice Address" shall mean the addresses of Tenant set forth in the Basic Lease Information above.

"Tenant Related Party" means any officer, director, partner, employee, agent or contractor of Tenant.

"Tenant's Share" means (i) the Phase I Share until the Phase II Commencement Date and (ii) the sum of the Phase I Share and the Phase II Share from and after the Phase II Commencement Date; provided, however, if the Rentable Area of the Premises is increased or decreased pursuant to this Agreement, Tenant's Share shall likewise be adjusted to equal to the proportion which the Rentable Area of the Premises bears to the Rentable Area of the Building.

"Tenant's Share of Basic Operating Costs" means the sum of (i) Phase I Share of the amount, if any, by which the Basic Operating Costs for Phase I during any 12-month period ending on the anniversary date of the Phase I Base Year exceed the Phase I Base Amount for Basic Operating Costs, plus (ii) from and after the Phase II Commencement Date, Phase II Share of the amount, if any, by which the Basic Operating Costs for Phase II during any 12-month period ending on the anniversary date of the Phase II Base Year exceed the Phase II Base Amount for Basic Operating Costs.

"Tenant's Share of Taxes" means the sum of (i) Phase I Share of the amount, if any, by which the Taxes for Phase I during any 12-month period ending on the anniversary date of the Phase I Base Year exceed the Phase I Base Amount for Taxes, plus (ii) from and after the Phase II Commencement Date, Phase II Share of the amount, if any, by which the Taxes for Phase II during any 12-month period ending on the anniversary date of the Phase II Base Year exceed the Phase II Base Amount for Taxes.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 7

"Transfer" shall have the meaning given such term in Section 18(a) hereto.

"Underground Parking Area" means the parking areas underneath the Building.

2.     Lease Grant. Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and the non-exclusive right to use the Common Areas, subject to all of the terms and conditions of this Lease (including the Rules and Regulations). Tenant acknowledges that it has been afforded access to and the right to inspect the condition of the Premises and accepts both Phase I and Phase II in their current "as is" condition without any further obligation on Landlord to perform any work, refurbishment or improvement to the Premises other than Landlord's obligation with respect to the construction of the 13th Floor Corridor (as defined and more particularly described in Section 3(a) below). In addition, Tenant is hereby granted a nonexclusive right of access during the term of this Lease, at no cost to Tenant, to the service elevators, horizontal and vertical risers, conduits and pathways to provide communication and other services necessary for the conduct of Tenant's business, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations provided, however, (i) the Building, Common Areas, Service Corridors and Service Areas will at all times be under the exclusive control, management and operation of the Landlord, and (ii) Tenant's access to and use of the service elevators. risers, conduits and pathways shall be coordinated by Landlord to take into consideration the rights of other tenants and occupants to use and access such areas.

3.     Lease Term; Acceptance of Premises.

(a)      This Lease shall continue in force during a period beginning on the Effective Date of this Lease (though the Lease Term shall not commence and no Rent shall accrue until the Phase I Commencement Date) and ending on the expiration of the Lease Term, unless this Lease is terminated early (pursuant to a right to so terminate specifically set forth in this Lease) or extended to a later date pursuant to any other term or provision hereof. Upon the mutual execution and delivery of this Lease, the payment of the first month's Base Rent as set forth below, and the delivery from Tenant to Landlord of the Security Deposit and evidence of insurance as set forth below, Landlord shall provide Tenant with access to Phase I for the design and construction of the Phase Improvements for Phase I. In addition at anytime, upon at least five days advance notice to Landlord, Landlord shall provide Tenant with access to Phase II for the design and construction of the Tenant Improvements for Phase II. Landlord acknowledges that prior to the Phase II Commencement Date Landlord shall be responsible, at its sole cost and expense (and not from the Improvement Allowance) for designing and constructing or causing to be designed and constructed a public, multi-tenant corridor on the thirteenth (13th) floor of the Building with the finished side to the public corridor (such 13th floor corridor is sometimes referred to herein as the "13th Floor Corridor") in accordance with applicable Laws. The Tenant side of the 13th Floor Corridor will only be finished to exposed metal studs and will be completed as part of the Tenant Improvements for Phase II. Landlord may elect to have the Contractor (as defined in the Tenant Improvements Agreement) selected to perform the Tenant Improvements for Phase II construct the 13th Floor Corridor contemporaneously the construction of the Tenant Improvements for Phase II and, in such event, Landlord shall be responsible for paying the Contractor directly for all costs of constructing the 13th Floor Corridor.

(b)      Tenant acknowledges that it has had the opportunity to measure and confirm the square footage of Rentable Area contained in the Premises and the Building and by its execution of this Lease, waives any right to contest the amount of Rentable Square Feet contained in either of the foregoing.

4.     Use. The Premises shall be used solely the Permitted Use as set for in the Basic Lease Information above. If Tenant elects to use the Premises for any Permitted Uses other than general business office uses included within the definition of Permitted Uses, such Permitted Uses must comply with all applicable Laws and shall not include any use that will require Landlord to make any changes to the Building or the Complex, increase the cost or requirements of any insurance for the Building or the Complex or otherwise impose any additional burden or cost on Landlord. Tenant shall (i) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of Tenant's transferees, contractors or licensees in the Common Areas and the Complex, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 8

5     Payment of Rent. Except as otherwise expressly provided in this Lease, the Rent shall be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord's address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing. Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rental on the first (1st) day of each month as provided herein. All payments shall be in the form of a check unless otherwise agreed by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds. The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease. If the Lease Term commences on other than the first (1st) day of a calendar month, then the Base Rental for such partial month shall be prorated and paid at the rental rate applicable during the first full month of the Lease Term. The Base Rental for the first full month of the Lease Term for which a payment of rent is due being deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of an executed copy of this Lease and shall be applied to the payment of Base Rental by Landlord for the appropriate periods without any further notice by Tenant. If the Lease Term ends at any time other than the first day of a calendar year, the Tenant's Share of Basic Operating Costs shall be prorated for such year according to the number of days of the Lease Term in such year.

6     Electricity; Basic Operating Costs; Taxes.

(a)      Tenant shall pay to Landlord, without any offset or deduction, Tenant's Share of the total, actual electricity costs charged to Landlord by the entity supplying electricity to the Complex, including taxes ("Electricity Costs for the Complex") incurred in the use, occupancy and operation of the Complex and all related improvements and appurtenances, including, but not limited to, electricity use for heating and air conditioning and perimeter lighting for the Complex, net of all electricity that is separately submetered by Landlord then paid by tenants in the Building or that is separately tracked and calculated by Landlord's engineer and paid by tenants in the Building. Landlord will bill Tenant for Tenant's electricity charges under this Section 6(a) monthly. Landlord will bill Tenant for Tenant's electricity charges for the last full or partial month of the Lease Term as soon as practicable after the termination or expiration of this Lease. Tenant will pay its electricity charges with its next following payment of Rent after receipt of each bill. Tenant's obligation to pay the final bill and any other unpaid bills survives the termination or expiration of this Lease. Notwithstanding anything set forth herein to the contrary, Landlord, at its sole option, may elect to bill Tenant for Tenant's electricity charges under this Section 6(a) in the same manner as Landlord bills Tenant for Tenant's Share of Basic Operating Cost pursuant to and in accordance with the terms and provisions of Section 6(b) below. If Landlord believes in the exercise of its commercially reasonable judgment that Tenant will require, or is consuming, special lighting or Miscellaneous Power (as defined in Section 9(a)(6) below) in excess of the "Building Electric Standard" (as defined in Section 9 (f) below), Landlord will notify Tenant and provide Tenant with a list of at least three independent electricity consultants to conduct an investigation to determine with Tenant's use is in excess of the Building Electricity Standard. Tenant shall select one of the consultants on list to conduct such an investigation and deliver a summary of its investigation and conclusions (the "Consumption Report") to Landlord and Tenant. If the Consumption Report confirms that Tenant's electricity consumption is in excess of Building Electricity Standard, Tenant will have the option to (i) cease the activity or conduct or otherwise remove the condition causing such excess electrical usage or (ii) install additional equipment, such as transformers, risers, and supplemental air conditioning equipment, that such independent investigation recommended (the "Additional Equipment") within sixty (60) days after the deliver of the Consumption Report. If Tenant fails to so cease or remove the condition or install the Additional Equipment, in each case, within such 60-day period, Landlord may do so and Tenant shall reimburse Landlord for the cost of Additional Equipment, (provided, however, that none of the foregoing shall imply or be deemed to imply any obligation on the part of Landlord to accommodate such excess use). Similarly, if the Consumption Report recommends separate metering, Tenant will have the option to install such separate metering within a reasonable period of time subject to a mutually agreed upon schedule. If Tenant fails to so install such separate metering in a timely manner, Landlord may do so and Tenant shall reimburse Landlord for the cost of such separate metering. Based upon Landlord's review of the "Space Plan" and/or the "Plans and Specifications" (as defined in the Tenant Improvement Agreement) and a similar independent electrical engineering consultant's review and recommendation that separate metering should be installed as part of the Tenant Improvements, Landlord may require that Tenant install such separate metering to all or a portion of the Premises, at the cost of Tenant (as part of the Tenant Improvements and subject to application of the Improvement Allowance), and require all charges for the utilities separately metered to the Premises to be billed to and paid directly by Tenant. If the Premises are separately metered and/or if the premises of other tenants in the building are separately metered, Landlord will make a corresponding adjustment to Tenant's Share of Electricity Costs for the Complex (so that Tenant's Share of Electricity Costs for the Complex will include only Tenant's Share of the cost of electrical current for the Common Areas and Service Areas of the Complex). If the Premises are not separately metered, Landlord will allocate a portion of the Electricity Costs of the Complex to the Premises based upon Premises share of the actual occupancy of the Building and not based upon Tenant's Share.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 9

 (b)      Tenant shall pay to Landlord Tenant's Share of Basic Operating Costs; it being understood that there are different Base Years for Phase I and II and that Tenant's obligation to pay Tenant's Share of Basic Operation Expenses shall commence on the first anniversary of the Commencement Date for Phase I as to Phase I and the first anniversary of the Commencement Date for Phase II as to Phase II. Prior to the commencement of each calendar year during the Lease Term beginning with calendar year following the Phase I Base Year, Landlord may, at its option, provide Tenant with a then current estimate in reasonable detail of Basic Operating Costs for the upcoming calendar year for Phase I, and thereafter Tenant shall pay, as additional rental, in monthly installments, the estimated Tenant's Share of Basic Operating Costs for each Phase for the calendar year in question. In addition, if Landlord reasonably determines that any component of Operating Costs of the Complex has changed or is going to change prior to the end of a calendar year, Landlord shall have the right to revise its estimate of Operating Costs of the Complex in good faith to take into account such change and Tenant shall pay such adjusted amount thereafter; provided, however, Landlord agrees it will not revise the original estimate of Operating Costs of the Complex more than two times in any calendar year. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of Basic Operating Costs; it being understood that Landlord shall provide Tenant with a statement in reasonable detail of the Phase I and Phase II Base Year Basic Operating Costs and Tenant's Share of Basic Operating Costs, respectively, within a reasonable period following such respective Base Years, and that Tenant's obligation to pay for Tenant's Share of Basic Operating Costs pursuant to this Section 6 is predicated on receiving a "Statement" (as defined below). If Tenant does not receive a Statement estimating Tenant's Share of Basic Operating Costs for the upcoming year, Tenant shall continue to pay estimated increases to such costs based on the most recently received Statement until it receives the Statement for the applicable calendar year. If Tenant does not receive a Statement prior to the beginning of the calendar year to which such Statement applies, upon receipt of the appropriate Statement Tenant shall pay the difference, if any, between the amount previously paid based on the prior year's Statement and the amount Tenant should have paid if it had timely received the Statement, on the next date the next payment of Tenant's Share of Basic Operating Costs is due under this paragraph (b). In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be "grossed up" by increasing the variable components of janitorial services, management fees and water costs included within Basic Operating Costs to the amount which Landlord reasonably projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year. Landlord agrees that in calculating Tenant's Share of Basic Operating Costs, that portion of Basic Operating Costs which are controllable by Landlord (specifically excluding, without limitation, insurance premiums, security and costs of utilities) will not increase more than six percent (6%) per year, compounded annually, over the amount of such controllable Basic Operating Costs for the Phase I Base Year or the Phase II Base Year, as applicable. Such cap is cumulative and the Tenant's Share of Basic Operating Costs in excess of a year's cap may be carried forward to be absorbed in the future. For example, if controllable Basic Operating Costs for Phase I increase by 9% for the first twelve-month period following the Phase I Base Year, 8% for the second twelve month period following the Phase I Base Year and then 3% in the third year following the Phase I Base Year, Tenant's Share of the annual increase in controllable Basic Operating Costs for Phase I will be capped at 6% in the first and second twelve month periods and Tenant's Share of the annual increase in controllable Basic Operating Costs for Phase I in the third twelve month period will be equal to the lesser of (i) 6% or (ii) the sum of (A) 3% of the third twelve month period annual increase in controllable Basic Operating Costs for Phase I and (B) the amount of the annual increase in controllable Basic Operating Costs for Phase I in excess of 6% for each of the first and second twelve month period periods (the "Carry Forward"). To the extent 6% of the annual increase in Tenant's Share of controllable Basic Operating Costs for Phase I for the third twelve month period is less than the Carry Forward, the difference will be paid in future years when the annual increase in Tenant's Share of controllable Basic Operating Costs for Phase I is less than the 6% cap.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 10

(c)      Tenant shall pay to Landlord Tenant's Share of Taxes, it being understood that there are different Base Years for Phase I and II and that Tenant's obligation to pay Tenant's Share of Taxes shall commence on the first anniversary of the Commencement Date for Phase I as to Phase I and the first anniversary of the Commencement Date for Phase II as to Phase II. Prior to the commencement of each calendar year during the Lease Term beginning with calendar year following the Phase I Base Year, Landlord may, at its option, provide Tenant with a then current estimate of Taxes for the upcoming calendar year for Phase I, (ii) beginning with calendar year following the Phase II Base Year, Landlord may, at its option, provide Tenant with a then current estimate of Taxes for the upcoming calendar year for Phase II, and (iii) and in each case thereafter Tenant shall pay, as additional rental, in monthly installments, the estimated Tenant's Share of Taxes for each Phase for the calendar year in question. The failure of Landlord to estimate Taxes and bill Tenant on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of Taxes; it being understood that the Statement shall set forth in reasonable detail the Phase I and Phase II Base Year Taxes and Tenant's Share of Taxes. Tenant's obligation to pay for Tenant's Share of Taxes is predicated on receiving the Statement. If Tenant does not receive the Statement for the upcoming year, Tenant shall continue to pay estimated increases to such costs based on the most recently received Statement until it receives the Statement applicable to the calendar year. If Tenant does not receive a Statement prior to the beginning of the calendar year to which such Statement applies, upon receipt of the appropriate Statement Tenant shall pay the difference, if any, between the amount previously paid based on the prior year's statement and the amount Tenant should have paid if it had timely received the Statement, on the next date the next payment of Tenant's Share of Taxes is due under this paragraph (c). Landlord agrees that Taxes shall be based on annual assessments and shall not be "grossed up. All Taxes (if the amount of Taxes payable for any calendar year, including the amount of Taxes included in the respective Base Year) is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year.

(d)      Within 90 days after the end of the Base Year applicable to each of Phase I and Phase II, Landlord shall furnish to Tenant a statement in reasonable detail (the "Statement") of Basic Operating Expenses and Taxes for such Base Year. On or before April 1 of each calendar year thereafter during Tenant's occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord shall furnish to Tenant a Statement showing Tenant's Share of Basic Operating Costs and Tenant's Share of Taxes for the prior year in excess of the applicable Base Year. In the event of an underpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant's Share of Basic Operating Costs and Tenant's Share of Taxes and the actual amount of Tenant's Share of Taxes, such underpayment shall be paid to Landlord within thirty (30) days after receipt by Tenant of an invoice therefor. In the event of an overpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant's Share of Basic Operating Costs and Tenant's Share of Taxes and the actual amount of Tenant's Share of Taxes, and provided no Event of Default has occurred and is continuing and there are no amounts owing and unpaid by Tenant to Landlord, Landlord shall credit such overpayment against the amount of the estimated Tenant's Share of Operating Costs and Tenant's Share of Taxes for the upcoming calendar year. Any overpayment by Tenant during the last year of the then existing term of this Lease shall be refunded by Landlord to Tenant within thirty (30) days following the expiration of such term. The obligation to refund underpayments and overpayments shall survive the expiration of this Lease.

(e)      "Basic Operating Costs" means all direct and, to the extent provided in Section 6(e)(1), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing, managing and, to the extent specifically provided below, owning the Complex, including, without limitation, the following:

(1)      Wages, salaries, benefits and other compensation of all employees up to the level of a Building or Complex manager engaged in the direct operation and maintenance of the Complex, employer's social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability and life insurance and pension or retirement benefits for such employees; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Complex, such items shall be fairly apportioned among all such buildings;

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 11

(2)      Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Complex;

(3)      Except to the extent the same are paid directly or separately by Tenant (in which case the equivalent costs attributable to any other tenant shall be excluded so that, for example, if Tenant pays separately for electricity used in the Premises, there shall be excluded from Basic Operating Costs, the cost of electricity furnished to all other tenants) to the applicable provider or to Landlord, the cost of all utilities for the Complex (both interior and exterior), including, without limitation, the cost of water and power, electrical utilities, sewage, heating, lighting, air conditioning and ventilation for the Complex;

(4)      Cost of all maintenance and service agreements for the Complex and surrounding grounds, including, but not limited to, janitorial service, pest control, security service and access control equipment, equipment leasing, energy management system leasing, snow removal, landscape maintenance, alarm service, window cleaning, metal finishing, trash collection and removal and elevator maintenance, re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing parking areas and other paved surfaces serving the Building;

(5)      Cost of all insurance relating to the Complex, including, but not limited to, fire and extended coverage insurance, earthquake and flood insurance, environmental insurance, rental interruption insurance and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

(6)      Cost of repairs and general maintenance for the Complex (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

(7)      Costs of performing responsibilities allocable to Landlord's premises and costs of contributions allocable to the common elements and operation of the Complex, including costs, expenses and charges incurred by Landlord in connection with public sidewalks, walkways, rights of way or other public facilities, or any easements or other appurtenances to the Property;

(8)      Legal expenses incurred with respect to the Complex which relate directly to the operation of the Complex and which benefit all of the tenants of the Complex generally, such as legal proceedings to abate offensive activities or uses or reduce property taxes (as set forth in Section 16(e) hereof), but excluding legal fees and expenses related to (i) the collection of Rent, (ii) the organization of the ownership of Landlord or its partners, (iii) construction, sale or refinancing of the Property or (iv) any litigation relating to the Property (items (i) through (iv) are collectively referred to as "Excluded Legal Fees");

(9)      Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed competitive costs for comparable services in Comparable Buildings;

(10)      Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Complex, as of the Effective Date of this Lease;

(11)      Amortization of the cost of installation of capital investment items which (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Basic Operating Costs, or (ii) promote safety, (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Complex, as of the Effective Date of this Lease, or (C) may be required to cause the Building or the Complex to comply with or be certified under any so-called green/LEED program(s) undertaken or maintained by Landlord. All costs of such capital investment items shall be amortized, together with an amount equal to interest at ten percent (10%) per annum, with the amortization schedule being determined in accordance with generally accepted accounting principles, consistently applied (hereafter "GAAP") and in no event shall the amortization period be less than three years or extend beyond the remaining useful life of the Building;

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 12

(12)      The share of "Parking Deck Expenses" (as defined in the REA), "Loading Dock Expenses" (as defined in the REA), "Tower II Skybridge Expenses" (as defined in the REA) and "Access Tract Expenses" (as defined in the REA) that are allocable to the Property under the REA;

(13)       such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an office building project similar to the Complex; and

(14)      All costs of maintaining the certification of the Building or Complex under any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation all costs related to the management and reporting in connection thereto.

(f)      Notwithstanding anything to the contrary in this Lease, Basic Operating Costs shall not include any expenses or costs for the following items:

(1)      Except as provided in Section 6(e)(11), costs that under GAAP are required to be classified as capital expenditures, and related amortization thereof;

(2)      Except as provided in Section 6(e) (11), depreciation or amortization of the Building or its contents or components;

(3)      Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building;

(4)      Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs and leasing commissions;

(5)      Except as provided in Section 6(e) (8), legal expenses;

(6)      Taxes;

(7)      Interest, amortization legal expenses or other costs associated with any mortgage, loan or refinancing of the Complex;

(8)      Any ground rent incurred for the Complex;

(9)      The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

(10)      Accounting fees not related to the Property and Excluded Legal Fees;

(11)      Any interest or penalty incurred due to the late payment of any Basic Operating Costs so long as Tenant is not in arrears in the payment of Tenant's Share of Basic Operating Costs;

(12)      The cost of correcting significant and latent defects in the construction of the Building or the Common Areas; however, repairs resulting from ordinary wear and tear shall not be deemed to be defects;

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 13

(13)      Except as otherwise provided in this Lease, any costs of complying with any laws applicable to the Complex that are in effect on the date of this Lease but this subparagraph (13) shall not apply to changes in such laws or new laws that become effective after the date of this Lease;

(14)      The cost of correcting any applicable building or fire code violation(s) or violations of any other applicable laws relating to the Building or land on which the Building is located, or the cost of any penalty or fine incurred for non-compliance with the same;

(15)      Any costs incurred to test, survey, cleanup, or bring the Property into compliance with any environmental laws;

(16)      Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Building;

(17)      Expenditures for travel, charitable contributions, and political donations;

(18)      Rentals and other related expenses, if any, incurred in leasing capital items;

(19)      Any costs or expenses in excess of $5,000 in any calendar year for sculpture, paintings, or other works of art, including, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art;

(20)      Contributions to operating expense reserves;

(21)      The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense;

(22)      All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;

(23)      All bad debt loss, rent loss, or reserve for bad debt or rent loss;

(24)      Any costs for which and to the extent Landlord is reimbursed by others or has the right to reimbursement from others including, without limitation, insurance proceeds that are received or would have been received but for the failure to maintain insurance required hereunder;

(25)      Expenses for repairs or other work caused by fire, windstorm, casualty or any other insurable occurrence subject to commercially reasonable insurance deductibles;

(26)       Expenses incurred for any necessary repair or replacement of any item in the Complex to the extent reimbursed to Landlord under warranty;

(27)      Any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials from the Building, including any Claims or future Claims asserted against Landlord in connection with the same; and

(28)      Any personal property taxes relating to Landlord's equipment, property or items not used directly in the operation and/or maintenance of the Building and/or Complex.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 14

(g)      If there exists any dispute as to the calculation of Basic Operating Costs for a Base Year or Tenant's Share of Basic Operating Costs (a "Dispute") set forth in a Statement, the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below. In the event Tenant believes there is or may be a Dispute, Tenant shall so notify Landlord in writing within seventy-five (75) days after receipt of the Statement. Such notice shall specify the items in Dispute. Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant's position. Upon receipt of such payment, Landlord shall thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute; provided, however, that Landlord shall not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full. If Landlord and Tenant are unable to resolve such Dispute, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(h). The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum. The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(h), and final settlement shall be made within thirty (30) days after receipt of such accountant's decision. If Tenant fails to dispute the calculation of Basic Operating Costs for a Base Year or Tenant's Share of Basic Operating Costs in any Statement in accordance with the procedures and within the time periods specified in this Section 6(g), or request an audit of the Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 6(h), the Statement shall be considered final and binding for the calendar year in question.

(h)      Tenant, at Tenant's expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days' prior written notice (such written notice to be given within seventy-five (75) days following Tenant's receipt of Landlord's Statement delivered in accordance with Section 6(b)) to Landlord, to audit Landlord's books and records relating to Basic Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within sixty (60) days after Landlord's receipt of Tenant's written notice exercising its audit right hereunder; and provided further that the conduct of such audit must not unreasonably interfere with Landlord's business. Without limitation upon the foregoing, Tenant's right to audit Landlord's books and records shall be subject to the following conditions:

(1)      Except with respect to Basic Operating Costs for a Base Year, no audit shall be allowed unless Basic Operating Costs for the calendar year in question have increased by more than six percent (6%) over Basic Operating Costs for the immediately preceding calendar year (notwithstanding that Landlord may be precluded from passing all such increases through to Tenant pursuant to Section 6 (b) hereof);

(2)      Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(3)      Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days after its receipt by Tenant;

(4)      No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

(5)      Tenant shall reimburse Landlord within ten (10) days following written demand for the cost of all copies requested by Tenant's auditor;

(6)      Such audit must be conducted by an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit "F" attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 15

(7)      No subtenant shall have the right to audit;

(8)      If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(h)(8) will apply to the assignee's right to audit; and

(9)      Any assignee's audit right will be limited to the period after the effective date of the assignment.

Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect (A) with respect to the calculation of Basic Operating Costs for a Base Year, the correct amount for such Base Year, and (B) as to any subsequent period, any overpayment or underpayment of Tenant's Share of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance. In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute. If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant's decision. Promptly upon the undisputed determination of the results of such audit or the resolution of a disputed audit, the parties shall execute a memorandum indicating acknowledgment of such determination or resolution, as the case may be. Notwithstanding anything to the contrary contained in this Lease, Tenant may assert a Dispute and/or request an audit in accordance with Sections 6 (g) and (h), respectively, separately or contemporaneously and, neither the asserting of a Dispute under Section 6 (g) nor the requesting of an audit under Section 6 (h) shall preclude or waive Tenant's right to take the other action provided the same occurs within the time frame prescribed in such sections for such respective actions.

(i)      Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and rent payable by Tenant (including without limitation, payments Tenant's Share of Electricity for the Complex, Tenant's Share of Basic Operating Costs and Tenant's Share of Taxes) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

7.     Late Payments; Dishonored Checks.

(a)      In the event any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments. Notwithstanding the foregoing, the late payment charge shall increase to ten percent (10%) of the installment of Rent due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period. Such charge shall revert to five percent (5%) after Tenant has paid Rent for twelve (12) consecutive months without incurring a late charge. In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 16

(b)      In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.

(c)      If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a "NSF" fee of $25.00.

(d)      Notwithstanding anything to the contrary contained in the foregoing, Landlord agrees not to assess Tenant a late payment charge nor any interest for the first late payment on any calendar year.

8.     Security Deposit. The Letter of Credit evidencing the Security Deposit shall be deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of this Lease. The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, draw on the Letter of Credit and use the proceeds thereof to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall cause the Letter of Credit to be amended to increase the amount available for draw thereunder to the original amount of the Letter of Credit (subject to the reduction of the Letter of Credit and Security Deposit as provided below). If Landlord transfers its interest in the Project during the term of this Lease, Landlord may assign the Letter of Credit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of the Letter of Credit or any draws thereof. Upon application of all or any part of the Security Deposit, Tenant must upon demand restore the Letter of Credit to its original face amount. No application of the proceeds of the Letter of Credit by Landlord will be deemed to have cured Tenant's default. Tenant waives all provisions of Laws, now or hereinafter in force, which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits. So long as no Event of Default has occurred and is continuing on each anniversary date of this Lease, the Security Deposit will reduce in amount automatically on such anniversary date in the amount set forth on Exhibit "K" hereto: on the first and second anniversary dates of this Lease and shall be released and of no further force or effect on the third anniversary date of this Lease. Tenant shall have the right to effect such reduction by substituting a new Letter of Credit in the reduced face amount so long as such Letter of Credit is otherwise in the form required by this Lease. Tenant acknowledges that if Tenant fails to timely cause the expiry date of the Letter of Credit (subject to the reduction of the Letter of Credit and Security Deposit as provided below) to be extended for a period of at least one (1) year thirty (30) days prior to the then applicable expiry date, Landlord shall have the right to present the Letter of Credit for payment in the full amount available under the Letter of Credit and thereafter to hold and apply the proceeds thereof as a Security Deposit in accordance with its rights under this Lease.

9.     Services to be Furnished by Landlord.

(a)      Landlord agrees to furnish Tenant the following services on 24 hours/7 days/52 weeks basis (except as otherwise specifically set forth or where such service is either regularly scheduled, such as janitorial, or periodic and/or responsive to circumstances such as routine maintenance or bulb replacement for examples) all of which shall be equivalent or superior to the Building Standard:

(1)      Facilities for hot and cold water at those points of supply provided for general use of Tenant and other tenants in the Building and as necessary to service any kitchen facilities within the Premises reasonably approved by Landlord and provided solely for the use of Tenant and its employees, and central heat and air conditioning ("HVAC") in season (the cost of such service during Normal Business Hours to be paid by Tenant and other tenants of the Complex in accordance with Section 6(e)(3), and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)) to the standard set forth in Section 9 (e) below (the "HVAC Standard").

(2)      Routine maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent reasonably deemed by Landlord to be Building Standard.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 17

(3)      Janitorial service, five (5) days per week, exclusive of Normal Business Holidays, as more particularly described on Exhibit "L" attached hereto.

(4)      All Building Standard fluorescent and incandescent bulb and ballast replacement in the Premises, the Common Areas and the Service Areas.

(5)      Limited (but in any event 24 hour/7 days/52 weeks) access to the Building (or to the floors on which the Premises are located) during other than Normal Business Hours through the use of master entry cards and/or keys. Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees of Landlord), or for damages done by unauthorized persons in the Premises or on the Complex. Tenant shall cooperate fully in Landlord's efforts to control access in the Building and shall follow all reasonable regulations promulgated by Landlord with respect thereto which are adopted in accordance with Exhibit "C".

(6)      Electricity and proper facilities to furnish (A) all lighting, and (B) sufficient electrical power for normal office machines (including electric typewriters, desk-top computer facilities and desk-top word processing facilities) and other machines of similar electrical consumption and/or of a customary nature for a corporate headquarters office of this size ("Miscellaneous Power") to the level of the Building Electrical Standard. In the event Landlord determines in accordance with Section 6 (a) above that Tenant will require, or is consuming, special lighting in excess of the Building Electric Standard, Tenant shall reimburse Landlord for the cost of any Additional Equipment, which Landlord's engineer reasonably deems necessary to accommodate such above-standard consumption (without implying any obligation on the part of Landlord to accommodate such use), and Section 6 (a) shall govern the installation of separate meters to all or a portion of the Premises at the cost of Tenant. In the event separate utility meters are provided to the Premises, Landlord may elect to have all charges for the utilities separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant's Share of Basic Operating Costs.

(7)      Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord and reasonable approval of the Building manager. Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8)      HVAC during other than Normal Business Hours shall be furnished only upon the prior request of Tenant made in accordance with such procedures as are, from time to time, prescribed by the Building manager, and Tenant shall bear the cost of such heating and air conditioning service at the After Hours HVAC Rate; provided, however, there shall be a two (2) hour minimum charge when such service is requested and the After-Hours HVAC Rate may be adjusted, from time to time, to reflect increases in the costs incurred by Landlord in providing such service (in accordance with the definition of "After-Hours HVAC Rate" in Section 1 above). In the event any other tenant within the same HVAC zone as the Premises also requests after-hours heating or air conditioning during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(9)      An electronically controlled card access Building security system is provided controlling all entry areas to the Building, Building life safety systems and the Parking Areas, each in accordance with applicable Laws and building codes.

(b)      In the event Landlord agrees to provide any other additional services at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out-of-pocket cost, Tenant shall reimburse Landlord for the cost of providing such service (plus an administrative charge equal to ten percent [10%] of such cost, plus applicable sales tax) within ten (10) days following receipt of a reasonably detailed invoice from Landlord. Unless Landlord has agreed with Tenant to the contrary in writing, Landlord may discontinue the provision of such additional service at any time upon thirty (30) days advance written notice (or immediately upon the occurrence of an Event of Default).

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 18

The unintentional failure by Landlord, to any extent, to furnish services required to be furnished by Landlord hereunder, or any cessation thereof, shall not render Landlord liable in any respect for damages (including, without limitation, business interruption damages) to persons or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement set forth in this Lease. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of Rent, damages or eviction on account thereof. Notwithstanding the foregoing, subject to Section 24 (Casualty Damage) and Section 25 (Condemnation), if there is an interruption in electrical power which is (a) specific to the Building (as opposed to an interruption or curtailment in electrical power which extends beyond the Building to include other properties), (b) causes the Premises to be untenantable, and (c) if caused by Landlord's negligence or willful misconduct, Tenant will be entitled to an abatement of Basic Rent commencing upon the sixth (6th) Business Day (or earlier to the extent Landlord is receiving insurance proceeds for such interruption under insurance for which the premiums are included in Basic Operating Costs) (in proportion to the portion of the Premises rendered untenantable by the interruption in electrical power) until such electric power is restored.

(c)      Notwithstanding anything to the contrary contained in this Lease, Landlord shall provide Tenant with access to the Premises, the Building, the Complex and the Parking Areas 24 hours per day, seven days per week and 52 weeks per year subject to Landlord's reserved rights as set forth in Section 32 hereof or elsewhere in this Lease and to the Rules and Regulations and such other reasonable access control and/or security procedures set forth herein or reasonably promulgated by Landlord hereunder.

(d)      Tenant shall also have non-exclusive access to and use of the loading dock of the Building for uploading, delivery and pickup activities (including reasonable associated "wait time") during Normal Business Hours and, upon compliance with Landlord's reasonable access procedures, during other than Normal Business Hours, in all cases, subject to this Lease and to the Rules and Regulations and such other reasonable access control and/or security procedures set forth herein.

(e)      The "Building Electric Standard" is defined to mean the current capacity for 120/208 low voltage and 6 watts per usable square foot of connected load for 277/480 high voltage for Tenant's use in, and that exists on each floor of, the Premises, which is provided by an electrical distribution system in compliance with local codes and the National Electrical Codes and by low and high voltage electrical gear and equipment located on each floor of the Premises that is available for Tenant's use.

(f)      The "HVAC Standard" is defined to mean seasonal temperatures and ventilation that are consistent with the average specifications for HVAC among Comparable Buildings.

10.     Graphics; Signage.

(a)      Tenant shall have the right to place its name and corporate logo on the existing monument sign currently located on the circle drive in front of the Building provided that the City of Dallas, Texas and Landlord both provide approvals for the design and size of such sign, provided, however, that Landlord's approval shall not be unreasonably withheld, conditioned or delayed. So long as Tenant is one of the three largest, by Rentable Area occupied, in the Building, Tenant listing shall be the top listing on the sign, otherwise Landlord shall have the right to move Tenant's listing to a lower position on the monument sign; provided, however, if Landlord elects to relocate Tenant's listing because of three (3) larger tenants leasing more space after the date of this Lease than Tenant, Landlord shall bear all costs of such relocation. All costs associated with the installation, removal or relocation (other than as set forth in the preceding sentence) of Tenant's name and logo on the monument sign shall be paid by Tenant provided that the initial costs may be paid from the "Improvement Allowance" (as defined in the Tenant Improvement Agreement). In addition, Landlord shall, at Tenant's option and sole cost, provide and install one (1) Building Standard identification sign on the front door of the entrance to the Premises and, at Landlord's sole cost, add Tenant's name and suite number to the Building directory in the lobby (the "Base Building Signage"). Tenant may install appropriate signage and corporate logos on the entrance to all doors located on floors in which Tenant has leased the entire floor and directional signs on any multi-tenant floors on which a portion of the Premises is situated. All signage in addition to the Base Building Signage shall be subject to the prior approval of Landlord. All such additional signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord's prior written consent; provided, however, that Landlord agrees that Tenant is free to install its standard corporate logo and signage on any full floor occupied by Tenant irrespective of Landlord's standard graphics and the preceding sentence. Tenant, at its sole cost and expense, shall remove all of Tenant's signage upon the termination of this Lease and repair any damage caused by such removal.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 19

(b)      So long as no Event of Default has occurred and is continuing, Landlord agrees that it will not name the Building or the Complex after any other tenant who provides emergency medical services or any of the following entities:

Team Health, Inc.;

Schumacher Group;

PSR, Inc.;

QuestCare Partners; and/or

Cogent/HMG.

11.     Telecommunications.

(a)      Tenant shall have the unrestricted right to access the Incumbent Local Exchange Carrier (as that term is defined by the Telecommunications Act of 1996) and either AT&T or Time Warner, both of whom are currently Building providers and Competitive Local Exchange Carriers, as well as unrestricted access to their pro rata share of the Building's horizontal and vertical telecom riser pathways and conduits, central core communications closets, and cabling, in all cases, at no rental, additional rent, or use charges throughout the Term.  Landlord shall not unduly hinder Tenant's access to carriers nor shall Landlord charge Tenant any fees for access to carriers, the Building riser or the rooftop. Tenant shall be responsible connecting its communication equipment to such Building providers at its expense subject to the application of the Improvement Allowance. In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant's execution of this Lease ("Provider"), such Provider shall be required to obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, before installing its lines or equipment within the Complex. In no event shall the Provider be permitted to provide service to any occupant of the Complex other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(b)      The installation of lines or equipment by the Provider shall be subject to the satisfaction of the following conditions:

(1)      Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Basic Operating Costs all installation, hook-up or maintenance out-of-pocket costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally.

(2)      Prior to commencement of any work in or about the Building by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Provider.

(3)      Prior to the commencement of any work in or about the Building by the Provider (i.e, one that is not currently a telephone or telecommunications provider to the Building), (i) Landlord and Tenant shall enter into Landlord's standard Riser and Telecommunication License Agreement or another form entered into in connection any other provider of telephone or telecommunications services to the Building, and (ii) the Provider shall agree to abide by the Rules and Regulations, the terms in the Riser and Telecommunications License Agreement applicable to the work and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and the Landlord, including, without limitation, providing security in such form and amount as determined by Landlord.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 20

(4)      Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider's equipment and materials.

(5)      The Provider is licensed and reputable.

(6)      The Provider agrees to compensate Landlord for space used in the Building for the storage and maintenance of the Provider's equipment and for all costs that may be incurred by Landlord in arranging for access by the Provider's personnel, security for Provider's equipment, and any other such costs as Landlord may reasonably expect to incur.

(c)      If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may upon prior written notice (except in the case of an emergency) enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith) unless in the case of an entry not involving an emergency Tenant corrects such failure within a reasonable period set forth in Landlord's notice. Upon the expiration or earlier termination of this Lease, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy to the extent required by applicable Laws and Landlord's prior written request. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building

(d)      Landlord's consent under this section shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

(e)      Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole risk and expense of Tenant.

(f)      Tenant agrees that, to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service, except if and to the extent cause by the negligence of Landlord or its agents.

(g)      The provisions of this Section 11 may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party. No Provider shall be deemed a third party beneficiary of this Lease.

12.     Repair and Maintenance by Landlord. Except as provided in Section 14, Landlord shall be responsible for the maintenance and repair of exterior and load-bearing walls, floors (but not floor coverings), mechanical, electrical, plumbing, vertical transportation, life/safety, security and HVAC systems and equipment which are Building Standard, the roof of the Building, the Common Areas, the Service Areas and the Parking Areas in accordance with all applicable Laws and to the Building Standard level. In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard. Tenant will cooperate with Landlord to facilitate the performance of Landlord's obligations under this Section 12, including any entry by Landlord into all or any portion of the Premises and the temporary relocation of items of Tenant's personal property, all as Landlord may determine is reasonably necessary to properly perform such obligations. All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency. If Tenant believes any maintenance or repair Landlord is obligated under this Section 12 to perform is needed at the Complex, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under this Section 12 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair. Repairs and maintenance by Landlord pursuant to this Section 12 are included in Basic Operating Costs, except to the extent excluded by Section 6(f). Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, or the use of, any adjacent or nearby building, land, street, or alley except to the extent caused by the gross negligence or willful misconduct of the Landlord or of its property manager in the exercise of their respective responsibilities hereunder.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 21

13.     Maintenance by Tenant. Except for Landlord's obligations described in Section 12 above and any janitorial services provided by Landlord under Section 9 above, Tenant, at Tenant's sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear and damage by casualty (which shall be governed by Section 24 hereof) excepted, which obligations of Tenant will include, without limitation, the maintenance, repair and replacement of all: (a) interior surfaces of exterior walls and demising walls; (b) interior walls, moldings, partitions and ceilings; (c) carpeting; (d) non-structural interior components; (e) interior windows, plate glass and doors; (f) kitchen or break-room fixtures, appliances and equipment; and (g) Tenant's personal property situated in the Premises. Tenant will also pay or reimburse Landlord for (or, at Landlord's option, perform) the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises or the Complex caused or permitted by Tenant. Any repairs or replacements performed by Tenant pursuant to this section must be at least equal in quality and workmanship to the original work, be in accordance with all Laws and comply with Landlord's sustainability practices, including any third-party rating systems concerning environmental compliance of the Building or Complex, as the same may change from time to time. At the expiration or early termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date or the completion of any "Alterations" (as defined below) that are not required to be removed or restored by Landlord in accordance with Section 15 hereof, in all cases, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted; it being understood that there are separate Commencement Dates for Phases I and II, respectively.

14.     Repairs by Tenant. Tenant shall, at Tenant's cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, trash compactors and plumbing and other mechanical systems related thereto) that is not caused by Landlord or that is not within the responsibility of Landlord under this Lease or the Tenant Improvements Agreement, and any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements. If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, unless such repair or replacement requires more time and Tenant commence the same within such 30-day period and diligently prosecutes the same to completion within a period not to exceed an additional ninety (90) days, Landlord may, at Landlord's option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements. Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord. Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord's insurance, in whole or in part, Tenant's liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord's insurance. In connection with repairs or replacements made by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of "as-built" plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien-free completion of such repairs or replacements.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 22

15.     Alterations, Additions, Improvements.

(a)      Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, "Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned (except as otherwise set for herein) or delayed; provided, however, that Tenant may make interior Alterations which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building ("Non-Structural Alterations") without such consent, but upon advance reasonable notice to Landlord so that Landlord may reasonably satisfy itself that such Alterations are, in fact, Non-Structural Alterations. Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any other (meaning structural) Alterations. All Alterations (other than Non-Structural Alterations) shall be performed by a contractor reasonably approved by Landlord or otherwise on Landlord's approved list (a copy of which may be obtained from the Building manager). All Alterations shall be done in a good and workmanlike manner, in compliance with all applicable Laws, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or any applicable local or state Law regarding handicapped access, including Texas Accessibility Standards (collectively, the "Disability Laws") and in accordance with Landlord's sustainability practices under any so-called green/LEED program(s) undertaken or maintained by Landlord; provided, however that (i) Tenant's responsibility for compliance with Disability Laws shall be limited to the Premises and no other part of the Building or Building Complex and (ii) material capital costs and other costs not included in Basic Operating Costs associated Landlord's sustainability practices under any so-called green/LEED program(s) undertaken or maintained by Landlord shall be at Landlord's sole cost and expense. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Alterations such as a performance bond or letter of credit. Upon completion of the Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Alterations. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder's risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations and Tenant shall require that any contractors used by Tenant comply with such rules and regulations imposed by Landlord from time to time, including such rules and regulations related to so-called green/LEED program(s) undertaken or maintained by Landlord. TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT. All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work. Upon completion of any Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final "as built" plans and specifications, together with evidence of the lien-free completion of such Alterations. Except for the Tenant Improvements (which shall be governed by the Tenant Improvements Agreement), all Alterations now or hereafter placed or constructed on the Premises at the request of Tenant shall be at Tenant's cost. If Tenant performs such Alterations, the cost of such Alterations (plus a construction supervision fee equal to three percent (3%) of hard costs if Tenant selects Landlord to manage the construction of the Alterations, but equal to one percent (1%) of such hard costs if Tenant has its own construction manager) shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord.

(b)      Landlord hereby grants Tenant the non-exclusive right to install (with all necessary connections, including power), at Tenant's sole cost and expense, two (2) rooftop cooling units ("RCU's"). The cooling capacity of the RCU's will not exceed three (3) tons in the aggregate. The RCU's shall be installed on the rooftop in a location approved by Landlord and connected to Tenant's server room located at the Premises. The rights hereby granted by Landlord are subject to the requirements that the installation of the RCU's be within the recommended structural load limits of the Building roof or Tenant shall make such structural reinforcements, at Tenant's sole cost and expense, as Landlord and/or its engineers reasonably determine are required, that the installation and operation of such facilities be in compliance with all applicable laws and all roof penetrations shall be performed by Landlord's roof contractor. Installation and subsequent servicing, maintenance and repair of the RCU's shall be solely at the expense of Tenant and Tenant shall be responsible for its agents, employees and contractors with regard to such installation, servicing and repair of all such equipment. At the expiration or earlier

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 23

termination of the Lease Term, at Landlord's option, Tenant, shall, at its sole cost and expense, employ Landlord's roof contractor to remove the RCU's and repair any damage caused by the removal of such equipment as well as perform any and all repairs that are necessary in order to surrender and return the roof and the Premises in substantially the same condition as they were in on the Phase I Commencement Date, ordinary wear and tear, fire or other casualty not caused by Tenant's negligence, and natural deterioration alone, excepted. Tenant, at Tenant's sole cost, shall obtain liability insurance with regard to the RCU's in such amount that is reasonable and customary, as determined in Tenant's reasonable discretion. Notwithstanding the foregoing, Landlord shall have no obligation to insure the RCU's.

(c)      Upon the expiration or early termination of this Lease, Tenant may remove all of its personal property, trade fixtures, office supplies and movable office furniture and equipment (including UPS, supplemental HVAC units and power equipment, if any, installed by Tenant, at its expense, after completion of the Tenant Improvements and, if applicable, the RCU's) not attached to the Building or otherwise easily removable without damage to the Building provided (1) such removal is made prior to the termination or expiration of the Lease Term; (2) no Event of Default has occurred and is continuing; (3) any equipment or systems removed by Tenant will not adversely impact or interfere with the operation of any Building equipment or systems, and (4) Tenant promptly repairs all damage caused by such removal. All other property at the Premises, the Tenant Improvements, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, at Tenant's sole cost and expense, prior to the termination or expiration of the Lease Term, remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any non-Building Standard Alterations (other than the Tenant Improvements) installed by Tenant or installed by Landlord at Tenant's request in the Premises provided that Landlord designated such non-Building Standard Alterations in writing as being subject to removal at the time of approval, and will repair any damage caused by such removal. In addition, Tenant shall, at Tenant's expense, remove all of Tenant's telecommunications equipment and racks, including removal from the Premises or from risers or other Common Areas of all cabling installed by Tenant or for the exclusive use of Tenant, and Tenant shall promptly repair, at Tenant's expense, any damage caused by such removal.

16.     Laws and Regulations; Green/LEED Programs; Disability Laws; Building Rules and Regulations.

(a)      Tenant, at Tenant's sole cost and expense, shall comply with all current and future federal, state, municipal Laws applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all Hazardous Materials Laws; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord's option, Landlord may allow Tenant to engage in such activity provided Tenant pays for any such increase in the insurance rate); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the value of the Building. Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any "hazardous materials" or "hazardous substances" as such terms are now or hereafter defined under applicable Hazardous Materials Laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing or anything to the contrary contained in this Lease, nothing in this Section 16(a) shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

(b)      Landlord represents and warrants to Tenant that as of the Effective Date, to Landlord's knowledge, the Building, the Common Areas, the Service Areas and the Parking Areas comply with applicable Laws, Disability Laws (including Texas Accessibility Standards), Hazardous Materials Laws, and Landlord's sustainability practices under any so-called green/LEED program(s) in effect with respect to the Building; and

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 24

agrees that the Building and the Complex shall be maintained and operated in material compliance with all such Laws and sustainability practices. If there is a change in such Laws after the Effective Date that requires Landlord to incur any costs to bring the Building, the Common Areas, the Service Areas or the Parking Areas into compliance, the costs thereof shall be included in Basic Operating Costs; provided, however, any of such costs that under GAAP are required to be classified as capital expenditures shall be amortized in accordance with Section 6(e)(11) above. If at any time during the Lease Term or any Renewal options the Building and/or the Complex is found to be out of compliance with Hazardous Materials Laws (and such Hazardous Materials were not caused by Tenant or those acting by, under or through Tenant) Landlord will take such steps as it deems to be necessary and appropriate to bring the Building and/or the Complex, in accordance with all applicable Hazardous Materials Laws, which may include bringing an enforcement action against the tenant or other party responsible for causing the Building and/or Complex to be out of compliance. Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises, (2) the Tenant Improvements, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to restrooms located within the Premises (subject to the following sentence). Landlord, at its sole cost, shall be responsible for compliance with all applicable Laws, including without limitation, Disability Laws with respect to the Common Areas, Service Areas and, as of the date of Substantial Completion of the Tenant Improvements (but not after), the restrooms within the Premises. Neither party shall be in default under this Section 16 (b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

(c)      Tenant shall cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services necessary for the operation of the Premises or the Complex and such other rules and regulations Landlord may prescribe in connection with any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation, surveys adopted by Landlord from time to time for the Building and maintaining and reporting utility consumption data in a format prescribed by Landlord. Landlord agrees that the foregoing are not intended to impose on Tenant the obligation to pay or reimburse Landlord for any costs that are required under GAAP to be classified as capital expenditures incurred by Landlord related to the Building or Building Complex (other than the Premises) under Disability Laws or Landlord's sustainability practices with respect to any so-called green/LEED program(s) undertaken or maintained by Landlord but non-capital expenses related to such Laws and sustainability practices may be included in Basic Operating Costs. Landlord and its contractors shall have free access to any and all mechanical installations in the Premises at all reasonable times and upon prior written notice to Tenant (provided that no such notice or reasonable time requirement shall be required in the case of emergency or to perform regularly scheduled repairs or other services otherwise required by Landlord under this Lease), and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord's mechanical installations in the Premises or the Complex. Further, Tenant shall not use or operate the Premises in any manner that will cause the Premises, Building or Complex or any part thereof not to conform with Landlord's sustainability practices or the certification of the Premises, Building or Complex issued pursuant to any so-called green/LEED program(s) undertaken or maintained by Landlord.

(d)      Tenant shall comply with the Rules and Regulations and shall use commercially reasonable efforts to cause all of its agents, employees, contractors, invitees and visitors to do so. All changes to such Rules and Regulations shall be sent by Landlord to Tenant in writing. Landlord shall have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations; provided, however, that Landlord agrees that it shall use commercially reasonable efforts to enforce the Rules and Regulations in a non-discriminatory manner.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 25

(e)      Tenant, at its sole cost and expense, will regularly monitor the Premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises. If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and Landlord shall retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord. If the inspection report concludes that mold is present in the Premises and such presence is not due to actions, omissions or negligence of Landlord or its employees or agents, Tenant will be responsible for the cost of such inspection and the cost of remediation. If the inspection report concludes that mold is present in the Premises due to actions, omissions or negligence of Landlord or its employees or agents, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord's responsibility for the presence of mold at or within the Premises. If the inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises and upon Landlord's approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable Laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable Laws.

(f)      Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Taxes. Tenant has no right to protest any Tax and/or the appraised value of the Building determined by any taxing authority. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any taxing authority; and (c) appeal any order of a taxing authority which determines any such protest. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for costs incurred in contesting any Taxes. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further Laws covering the subject matter thereof. If, as a result of Tenant's tax protest or appeal, an increase in the value of the Complex occurs, then Tenant must pay Landlord, in addition to Tenant's Share of the costs incurred by Landlord in contesting such Taxes, an amount equal to Tenant's Share of the additional Taxes, such amount to be calculated based upon the increase in value multiplied by the tax rate estimated to be in effect for each year during the balance of the Lease Term (and to the extent applicable, any extension of the Lease Term). Tenant's Share of Landlord's costs incurred in connection with contesting the Taxes must be paid by Tenant within five (5) days following written demand by Landlord.

(g)      TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF TENANT TO FULLY COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16 OR FROM THE PRESENCE, TREATMENT, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE OR MANAGEMENT OF HAZARDOUS MATERIALS IN, ON, UNDER, UPON OR FROM THE PROPERTY RESULTING FROM OR RELATING TO TENANT'S USE OF THE PREMISES OR THE COMPLEX CAUSED BY TENANT OR THOSE ACTING BY, THROUGH OR UNDER TENANT OR ITS INVITEES. The obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.

(h)      LANDLORD SHALL INDEMNIFY AND HOLD TENANT AND TENANT RELATED PARTIES HARMLESS FROM, AND REIMBURSE TENANT FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF LANDLORD TO FULLY COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16. The obligations of Landlord under this Section shall survive the expiration or earlier termination of this Lease.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 26

17.     Entry by Landlord.

(a)      Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises upon 24 hours advance notice, except in the event of an emergency or regularly scheduled Landlord obligations under this Lease, to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after Normal Business Hours and shall not require notice. Any entry or work by Landlord may be during Normal Business Hours after reasonable notice to Tenant and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises, however, any such interference shall not be a default by Landlord provided cured within two (2) Business Days of written notice from Tenant.

(b)      If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving either party of any obligations under this Lease.

(c)      Landlord may enter the Premises, upon at least 24 hours advanced written notice, except in the case of an emergency, for the purpose of conducting such inspections, tests and studies as Landlord may deem reasonably desirable or necessary to confirm Tenant's compliance with all Laws (including Hazardous Materials Laws) or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord's rights under this Section 17 are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws as a result of the exercise or non-exercise of such rights.

(d)      Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise; provided Landlord agrees to use commercially reasonable efforts not to (1) disrupt Tenant's use of the Premises, or (2) materially interfere with Tenant's occupancy of the Premises, however any such interference shall not be a default by Landlord if it is cured within two (2) Business Days of written notice from Tenant.

18.     Assignment and Subletting.

(a)      Except for a "Permitted Transfer" (as defined below), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a "Transfer") without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned (except as set forth herein) or delayed) and any attempt to effect a Transfer without such consent of Landlord shall be void and of no effect. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's consent at least thirty (30) days in advance of the date on which Tenant desires to make a Transfer and pay Landlord a $250.00 fee for reviewing such request (the "Review Fee"). Such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer. Landlord shall, within fifteen (15) days following receipt of such request, notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space proposed for sublease or assignment as of the date so specified by Tenant and for the proposed term of the sublease or assignment, in which event Tenant will be relieved of all further obligations hereunder as to such space for such period of time, (2) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (3) to refuse consent to Tenant's requested Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (3) above. If Landlord

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 27

elects options (1) or (3) above, Landlord shall return the Review Fee to Tenant. If Landlord elects to exercise option (2) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable Laws. The prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by merger, sale of assets, sale of a controlling interest in stock or by operation of law. Notwithstanding the foregoing or anything else to the contrary in this Lease, if no Event of Default has occurred and is continuing, Tenant shall have the right, subject to Section 18(b), to make a Transfer of this Lease without the prior written consent of Landlord (a "Permitted Transfer") to any Tenant related entity including, without limitation, any parent, affiliate or subsidiary of Tenant. Any assignment or sublease must be in writing and Tenant shall have provided Landlord with copy of the executed copy of assignment or sublease within ten (10) days after the date of such sublease or assignment.

(b)       Notwithstanding that the prior express written consent of Landlord to a Transfer may have been obtained under the provisions of Section 18(a) or that such permission is not required, the following shall apply to all Transfers:

(1)      Tenant shall, in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such transferee shall be jointly and severally liable therefor along with Tenant (i.e, Landlord's consent to any Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor);

(2)      In the event that the rent or other consideration due and payable by a sublessee or assignee under any sublease or assignment other than a Permitted Transfer exceeds the Rent for the portion of the Premises so transferred after deduction for all reasonable and customary market costs incurred by Tenant in connection with such non-Permitted Transfer including, without limitation, leasing commissions, improvement costs, legal expenses and/or free rent or other then-market concessions (such excess after such deductions being hereafter the "Net Transfer Profit"), then Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of such Net Transfer Profit, immediately upon receipt thereof by Tenant from such transferee;

(3)      No usage of the Premises different from the usage herein provided to be made by Tenant shall be permitted without Landlord's prior written consent, and all of the terms and provisions of this Lease shall continue to apply after a Transfer; and

(4)      Any such transferee's obligations shall include, without limitation, the obligation to pay Rent as to the portion of the Premises subject to the Transfer, and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. Landlord may collect Rent directly from the transferee and apply the net amount collected to the Rent reserved in this Lease, without the requirement of any consent or approval from Tenant.

(c)      The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer. If this Lease, the Premises or the Tenant's leasehold interest therein, or if any portion of the foregoing is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein (other than in a Permitted Transfer), Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

(d)      No assignee or subtenant of the Premises shall be a then-existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing with regard to leasing space in the Building or with whom Landlord has had any dealings with the past six (6) months with regard to leasing space in the Building unless Landlord was unable or unwilling to provide the amount of space required by such tenant or occupant.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 28

(e)      For purposes of this Section 18, and in addition to any other reasonable grounds for denial, Landlord's consent to a Transfer will be deemed reasonably withheld if, in Landlord's good faith judgment, any one or more of the following apply: (a) the proposed transferee does not have the financial strength to perform the Tenant's obligations under this Lease; (b) the business and operations of the proposed transferee are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) either the proposed transferee, or any affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building unless Landlord has previously notified such transferee that it is unwilling to lease space to such transferee on terms acceptable to such transferee or Landlord was unable to lease to such transferee the amount of space Tenant that has agreed to lease to such transferee; provided, however, that if Landlord cannot in fact provide the amount of space needed by such proposed transferee, the foregoing notice requirement shall not apply; (d) the proposed transferee does not have a good business reputation; (e) the proposed use of the Premises by the proposed transferee may or will cause the Building or Complex or any part thereof not to conform with any so-called green/LEED program(s) undertaken or maintained by Landlord; (f) the presence in the Premises of the proposed transferee would, in Landlord's reasonable judgment, impact the reputation or value of the Building or the Complex in a negative manner; (g) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (h) the Transfer would require alterations to the Building or the Complex to comply with applicable Laws; (i) the transferee is a government (or agency or instrumentality thereof); or (j) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

19.     Mechanic's Liens. Tenant will not permit any mechanic's liens, materialmen's liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises or the Complex. In the event any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise within fifteen (15) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord on demand as additional Rent and shall bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant.

20.     Property Insurance.

(a)      Landlord shall maintain a policy or policies of fire and extended coverage insurance, including flood and earthquake coverage, on the portion of the Complex that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in such amounts as Landlord's mortgagee may require, but in no event in an amount equal to less than eighty percent (80%) of the replacement cost. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, including flood and earthquake coverage, on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 24 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Section 20 and Section 21. Tenant shall use commercially reasonable efforts to obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 29

(b)      Tenant shall maintain throughout the Lease Term a policy or policies of "all risk" extended coverage insurance protecting Tenant against loss of or damage to Tenant's Alterations, additions, the Tenant Improvements, carpeting, floor coverings, paintings, decorations, fixtures, inventory and other business personal property located in or about the Premises to the full replacement value of the property so insured and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant (if permitted hereunder) as their interests shall appear. Tenant shall, prior to occupancy of the Premises and at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 20. Tenant shall use commercially reasonable efforts to obtain the agreement of Tenant's insurers to notify Landlord that a property insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

21.     Liability Insurance.

(a)      In addition to the property insurance described above, Tenant shall keep in force throughout the Lease Term: (i) a Commercial General Liability insurance policy or policies to protect the Landlord against liability to the public or to any invitee of tenant or a Landlord Related Party incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $5,000,000.00 per occurrence, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) Business Auto Liability covering owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statue; (iv) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; and (v) Business Interruption Insurance with limit of liability representing loss of at least approximately one year of income. The $5,000,000.00 of coverage required by clause (i) of the preceding sentence may be provided in part by an umbrella policy of insurance maintained by Tenant so long as such umbrella policy is otherwise in compliance with the requirements of this Section 21(a).

(b)      Each of the aforesaid policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and within ten (10) days following each renewal of said insurance, and shall (i) be provided at Tenant's expense; (ii) name the Landlord, FSP Property Management LLC, any mortgagee designated by Landlord and the building management company, if any, as additional insureds; (iii) be issued by an insurance company authorized to issue insurance in the State and rated in Best's Insurance Guide or any successor thereto as having a "Best's Rating" of at least "A" and a "Financial Size Category" of at least "VII" during the Term; (iv) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; (v) provide that Tenant's insurance is primary for claims arising out of an incident or event occurring within the Premises; and (vii) include coverage for the contractual liability of Tenant to indemnify Landlord and Landlord Related Parties pursuant to Section 22(a). Tenant shall use commercially reasonable efforts to obtain the agreement of Tenant's insurers to notify Landlord or Tenant shall notify Landlord that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

(c)      Whenever Tenant shall undertake any Alterations, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations.

(d)      Landlord may maintain a policy or policies of comprehensive general liability insurance and environmental insurance with respect to the Complex, but excluding the Premises, in such amounts as are required by Landlord's mortgagee or are determined to be reasonably necessary by Landlord and the costs of such insurance shall be included in the Basic Operating Costs. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 30

22.     INDEMNITY.

(a)      TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND EACH LANDLORD RELATED PARTY FROM AND AGAINST CLAIMS RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM: (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT'S BUSINESS WITHIN THE PREMISES, (3) ANY BREACH OF THE REA BY TENANT OR ANY TENANT RELATED PARTY, OR (4) ANY ADVERSE CHANGE TO THE BUILDING'S LEED GOLD STATUS AS A RESULT OF ANY ACT OR OMISSION OF TENANT OR ANY TENANT RELATED PARTY, EVEN IF SUCH CLAIM IS BASED ON THE JOINT OR COMPARATIVE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY, TENANT SHALL, AT TENANT'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD. The indemnity obligations of Tenant under this Section 22(a) shall not apply to a Claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord Related Party.

(b)      LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND EACH TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD'S BUSINESS WITHIN THE COMMON AREAS, EVEN IF SUCH CLAIM IS BASED ON THE JOINT OR COMPARATIVE THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST TENANT OR ANY TENANT RELATED PARTY, LANDLORD SHALL, AT LANDLORD'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT. The indemnity obligations of Landlord under this Section 22(b) shall not apply to a Claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant Related Party.

23.     WAIVER OF SUBROGATION RIGHTS. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER. UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 23, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $50,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY. THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE. THE FAILURE OF EITHER PARTY (THE "DEFAULTING PARTY") TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 31

24.     Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that (i) "substantial alteration or reconstruction" of the Building (as defined below) shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises (as set forth below) shall have been damaged by such fire or other casualty), or (ii) in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or (iii) in the event of the occurrence of a casualty which is not insured under the "all risk" extended coverage insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord's receipt of the estimated cost and time of reconstruction or determination by a mortgagee to take the proceeds in which event the Rent hereunder shall be abated as of the date of such damage. Landlord shall provide Tenant with a copy of the estimated cost and time for reconstruction. If Landlord does not elect to terminate this Lease, Landlord shall, as soon as practicable, but no more than sixty (60) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, and Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder. If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 24, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration. In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired. In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and are vacated by Tenant. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder shall not be abated during the repair of such damage, and Tenant shall remain liable for the payment thereof. For the purposes of this Section 24, "substantial alteration or reconstruction" of the Building shall mean that such alterations or reconstruction would take in excess of one hundred eight (180) days from the date of such damage to complete or cost in excess of twenty-five (25%) of the then-value of the Building.

25.     Condemnation. If (i) the whole or substantially the whole of the Complex, or (ii) the whole or such portion of the Premises as shall render the remainder reasonably unfit for Tenant's use, shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an amount representing that portion of Base Rental applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 32

26.     DAMAGES FROM CERTAIN CAUSES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 23, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD'S EMPLOYEES); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS, THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL, BROKEN GLASS, OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD. UNDER NO CIRCUMSTANCES SHALL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS. THE PROVISIONS OF THIS SECTION 26 SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

27.     Default by Tenant.

(a)      The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an "Event of Default"):

(1)      Tenant shall fail to timely pay any Rent and such failure shall continue for a period of ten (10) days after written notice of such default shall have been given to Tenant; provided, however, Landlord shall not be obligated to give Tenant written notice of its failure to pay Rent more than two times in any 12-month period and after the second notice, an Event of Default shall occur automatically upon Tenant's failure to timely pay any Rent within such 12-month period without the requirement of any further notice from Landlord;

(2)      Tenant shall fail to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within ninety (90) days of the date of Landlord's notice of default;

(3)      Tenant or any Guarantor takes any action to, or notifies Landlord that Tenant or any Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar Law of the United States or any state thereof; or a petition shall be filed against Tenant or any Guarantor under any such statute and shall not be dismissed within sixty (60) days thereafter; or

(4)      a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 33

(b)      Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by Law or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (3) apply all or any part of the Security Deposit to cure such Event of Default; (4) change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant a new key to the Premises until such Event of Default is cured; and (5) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Tenant. Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

(c)      Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d)      If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the cost of repairing any damage to the Premises, (3) any amounts owed by Tenant under this Lease that have accrued but not been paid, and (4) any other damages or relief which Landlord may be entitled to at law or in equity. In no event shall Landlord have any obligation to refund to Tenant any of the Base Rental prepaid on this Lease, irrespective of whether Landlord relets all or any portion of the Premises following an Event of Default.

(e)      If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within ten (10) days (or such longer period as may be specifically provided elsewhere herein) after receipt of written notice thereof, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within ten (10) days (or such longer period as may be specifically provided elsewhere herein) following written demand, pay all costs, expenses and disbursements (including attorneys' fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(f)      Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises; provided, however, that to the extent the Laws of the State impose on Landlord a duty to mitigate damages as a result of an Event of Default, Landlord's duty will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant's use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a base rental less than the current fair market Base Rental then prevailing for similar uses in Comparable Buildings, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or (ii) Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant; and (f) Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord's efforts to mitigate are in compliance with the provisions of this Section 27.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 34

(g)      Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

(h)      Tenant waives and releases all Claims, Tenant may have resulting from Landlord's re-entry and taking possession of the Premises pursuant to this Section 27 by any lawful means and removing, storing or disposing of Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Landlord Related Parties from and against any and all Claims arising therefrom. No such re-entry is to be considered or construed as a forcible entry by Landlord. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD, LANDLORD RELATED PARTIES AND THEIR RESPECTIVE AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT (BUT NOT WHEN THE NEGLIGENCE OR FAULT OF LANDLORD, LANDLORD RELATED PARTIES OR THEIR AGENTS IS THE SOLE BASIS OF THE CLAIM). No such re-entry is to be considered forcible entry by Landlord.

28.     Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, the name and address of which have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty-day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, shall be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure. In no event shall Landlord be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.

29.     Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly occupy and use the Premises during the Lease Term, subject to the provisions of this Lease, all matters of record affecting the Complex and applicable Laws; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Complex and all applicable Laws.

30.     Right to Relocate. [Intentionally deleted].

31.     Holding Over. Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a daily Base Rental (the "Holdover Rent") equal to the sum determined by dividing one hundred and fifty percent (150%) of the Base Rental then in effect immediately prior to the expiration of the Lease Term plus electricity and any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30); provided, however, if Tenant has given Landlord written notice of its intent to hold over after the expiration of the Lease Term at least nine (9) months prior to the expiration of the Lease Term, Tenant may holdover for a period of up to ninety (90) days (the "Grace Period") at a Holdover Rent calculated as provided above but using one hundred twenty five percent (125% of the Base Rental instead of one hundred and fifty percent (150%). Tenant shall also pay any and all costs, expenses or damages (including consequential damages) sustained by Landlord as a result of such holdover other than during the Grace Period. If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 35

32.     Rights Reserved to Landlord.

(a)      Subject to Section 10 (b) hereof, Landlord reserves the right at any time to change the name of the Building upon thirty (30) days advance written notice.

(b)      To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

(c)      To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during Normal Business Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

(d)      To enter the Premises to show the Premises to prospective purchasers, lenders, or (during the last twelve (12) months of the then-current Lease Term) tenants; provided, however, Landlord shall provide Tenant with advanced reasonable, written notice, except in the event of an emergency, and use reasonable efforts to minimize any disruption to the conduct's of Tenant's business by reason of such entry under this Section 32.

33.     Subordination to Mortgage; Estoppel Agreement.

(a)      Subject to subsection (d) below, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

(b)      Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)      Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d)      Notwithstanding anything contained in this Section 33 to the contrary, (i) the subordination of this Lease to any Mortgage or Primary Lease now existing or hereafter placed upon the Premises or the Building or any part thereof by a Mortgagee not affiliated with Landlord, Tenant's agreement to attorn to Landlord Mortgagee as provided in this Section 33 is and shall be conditioned upon such holder's entering into a commercially reasonable non-disturbance and attornment agreement (a "SNDA") on Mortgagee's standard form providing that Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant performs all of Tenant's obligations hereunder, and (ii) no SNDA shall be required if the Mortgagee is an affiliate of Landlord.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 36

(e)      Tenant agrees that it will, from time to time, within ten (10) Business Days after written request by Landlord, execute and deliver to such persons as Landlord shall designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

34.     Intentionally Deleted.

35.     Attorney's Fees. Tenant must pay to Landlord on demand all attorney's fees, costs and expenses incurred by Landlord in recovery of any Rent or enforcement of Landlord's rights under this Lease. Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party attorney's fees and costs of suit incurred in connection therewith. For purposes of this Section 35, a party shall be considered to be the "prevailing party" to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

36.     No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be on account of the earliest Rent due hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

37.     Independent Obligations. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord's performance of Landlord's duties and obligations hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

38.     Recourse Limitation. Tenant shall be entitled to look solely to Landlord's equity in the Complex for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any deficiency with respect to the recovery of such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord's obligations under this Lease.

39     Notices. Any notice under this Lease must be in writing, and shall be given or be served by (a) personal delivery to the person identified on the signature page of this Lease as the person to receive notices, so long as a copy of the personally delivered notice is deposited in the United States mail, return receipt requested, or recognized overnight courier within three (3) days thereafter, (b) delivery via a recognized overnight courier, or (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed to the person identified herein as the person to receive such notices at the Tenant's Notice Address or the Landlord's Notice Address, as the case may be, as stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein. Notice by personal delivery or overnight courier shall be effective upon receipt, and notice by mail shall be effective upon deposit in the United States mail in the manner above described.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 37

40.     Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.

41.     Recordation. Tenant agrees not to record this Lease or any memorandum hereof.

42.     Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the State. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Dallas County, Texas.

43.     Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental Laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party responsible for taking such action; provided, however, the provisions of this Section 43 shall never be construed as allowing an extension of time with respect to Tenant's obligation to pay Rent when and as due or with respect to any monetary obligation of Landlord or Tenant, in each case, under this Lease.

44.     Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

45.     Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Complex, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations; provided, however that with respect to the transfer of Security Deposit, Landlord shall be relieved from its obligations only upon delivery to Tenant reasonable written evidence of such successor-in-interest's assumption of obligation.

46.     Commissions. Landlord and Tenant agree that the two parties identified as Broker in the Basic Lease Terms above, are the only brokers involved in the procurement, negotiation or execution of this Lease, and that their respective commissions shall be paid by Landlord pursuant to a separate commission agreement attached hereto as Exhibit "M". Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

47.     Financial Statements. Tenant represents and warrants that any financial statements for Tenant and Guarantor provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Subject to restrictions on disclosure under applicable Laws, Tenant, within fifteen (15) days after written request from Landlord, shall provide Landlord with current financial statements of Tenant in the form provided to Landlord prior to the execution of this Lease and current audited or certified financial statements of Guarantor and such other information with respect to Tenant and Guarantor as Landlord may reasonably request in order to create a "business profile" of Tenant and Guarantor and determine Tenant's and Guarantor's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless (i) Landlord is requested to produce such information in connection with a proposed financing or sale of the Building, and (ii) such lender or perspective purchaser has agreed to keep such information confidential except to the extent required by application Law. Landlord agrees to keep such information confidential except to the extent required by applicable Law. In addition, Tenant agrees upon prior written request to meet with Landlord, any lender or prospective purchaser during Normal Business Hours at mutually convenient times, from time to time, to discuss such information about Tenant's and Guarantor's business and financial condition as reasonably requested by Landlord.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 38

48.     Tenant's Standing and Authority. Tenant is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has due authority to enter into this Lease, and all organizational action requisite for the execution and delivery of this Lease has been taken. The signatories to this Lease on behalf of Tenant and Landlord have each been duly authorized to execute and deliver this Lease.

49.     Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant. This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

50.     WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT HAS AGREED TO ACCEPT THE PREMISES IN "AS IS" CONDITION, AND NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX. TENANT FURTHER REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO MEASURE THE ACTUAL DIMENSIONS OF THE PREMISES AND THE BUILDING AND AGREES TO THE SQUARE FOOTAGE CALCULATIONS SET FORTH IN DEFINITIONS OF THE "PREMISES", "RENTABLE AREA OF THE BUILDING" AND "RENTABLE AREA OF THE PREMISES" FOR ALL PURPOSES. TENANT'S TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT'S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD'S COVENANTS AND OBLIGATIONS HEREUNDER.

51.     Merger of Estates. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord's fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies.

52.     Survival of Indemnities and Covenants. Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

53.     Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

54.     Entire Agreement; Amendments. This Lease, including the exhibits and addenda, if any, listed in Section 55, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 39

55.     Exhibits. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit "A"	-	Property Description
Exhibit "B"	-	Floor Plan
Exhibit "C"	-	Rules and Regulations
Exhibit "D"	-	Tenant Improvements Agreement
Exhibit "E"	-	Parking Agreement
Exhibit "F"	-	Form of Confidentiality Agreement
Exhibit "G"	-	Renewal Option
Exhibit "H"	-	Right of First Refusal/Right of First Offer
Exhibit "I"	-	Right to Reduce Size of Premises
Exhibit "J"	-	Guaranty of Lease
Exhibit "K"	-	Letter of Credit Requirements
Exhibit "L"	-	Janitorial Specifications
Exhibit "M"	-	Commission Agreement with Tenant's Broker

56.     Joint and Several Liability. If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

57.     Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

58.     Mail. Tenant understands and agrees that mail delivery in the Building shall be only to boxes provided by Landlord in the Building.

59.     Guaranty. Tenant shall, contemporaneously with its execution and delivery of this Lease and the Security Deposit to Landlord, deliver to Landlord the guaranty of each of the Guarantors named herein, in the form attached hereto as Exhibit "J".

60.     OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control ("OFAC"); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a "specified unlawful activity" as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable Laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a "senior foreign political figure," and immediate family member or close associate of a senior foreign political figure," within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach thereof shall be a default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord Related Parties from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorney's fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 40

61.     Conference Center and Fitness Center. Landlord agrees to provide a conference center and a fitness center (the "Tenant Amenities") that will be available for the non-exclusive use by Tenant, its employees and invitees and other Building tenants and their employees and invitees.  The size, configuration and location of the Tenant Amenities shall be determined by Landlord in its sole discretion and Landlord may elect to maintain the conference in its current location and configuration. The fitness center may be in a different location on another floor in the Building than the conference center; provided that Landlord agrees that the fitness center shall be approximately 4,200 square feet and if Landlord elects to relocate the conference center, the relocated conference center shall (i) be approximately 4,500 square feet, (ii) contain one room that is similar in size to the largest conference room in the current conference center, and two other conference rooms that can seat a minimum of 12 people, and (iii) have access to substantially the same technology in the new conference center rooms as is available in existing conference center.  Landlord will use commercially reasonably efforts to complete the fitness center and make it available for use by December 31, 2012 but in no event later than June 30, 2013. Landlord shall have the right to (a) relocate either or both of the Tenant Amenities to different locations in the Building from time to time, and (b) arrange and manage a scheduling or reservation system for the use of the conference center so assure that all tenants of the Building have the ability to make use of the conference center facilities.  Landlord agrees it will not shut down the existing conference center in connection with its relocation until such time as the replacement conference center is open and available for use by tenants. Landlord will not be obligated to employ an operator for the fitness center and employees of tenants shall be afforded controlled access to the fitness center by key card or other similar system but only after signing a satisfactory waiver of liability in favor of the Landlord and its employees and agents.

62.     Delicatessen. Landlord will use commercially reasonably efforts to provide a delicatessen in the Building that is available to tenants not later than December 31, 2012, provided that it is able to secure a commitment from an operator for such delicatessen. Landlord covenants and agrees to commence a search to identify a satisfactory operator within thirty (30) days after the execution of this Lease by Landlord and Tenant. Tenant acknowledges that the low occupancy of the Building may delay the commitment from an operator. The size, configuration and location of the delicatessen shall be subject to Landlord's sole discretion except that Landlord agrees it will be consistent in size and prepared foods as is typically found in comparable office buildings in the Market Area. Landlord shall not be obligated to subsidize or finance any food operations in the Buildings nor otherwise underwrite the financial success of the operator's business operations.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[SIGNATURE PAGE TO FOLLOW]

OFFICE LEASE AGREEMENT/EmCare, Inc. - Page 41

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Landlord's Notice Address:

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Scott Carter, Esq.

and

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Asset Management

LANDLORD: FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas Limited Partnership By: FSP Galleria North LLC, its General Partner, By:/s/ George J. Carter Name: George J. Carter Title: President

Tenant's Notice Address:

Before the Commencement Date:

1717 Main Street, 52nd Floor

Dallas, TX 75201

Attention: Pamela Overstreet

After the Commencement Date:

13737 Noel Road, 15th Floor
Dallas, TX 75240

Attention: Pamela Overstreet

And

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111

Attention: Legal Department

TENANT: EMCARE, INC., a Delaware Corporation By /s/ Randel G. Owen Name: Randel G. Owen Title: CFO

OFFICE LEASE AGREEMENT/EmCare, Inc. - Signature Page 42

EXHIBIT "A"

PROPERTY DESCRIPTION

Order No. 4712000455

Exhibit A

TRACT 1:

A 2.7923 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east line of Barton Drive (a 56 foot right-of-way) , said rod being North 00°18'49" West a distance of 250.69 feet from the southwest corner of said Lot 1A;

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 116.58 to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 89 degrees 41 minutes 11 seconds East, departing the east line of said Barton Drive, for a distance of 469.40 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for comer;

THENCE South 00 degrees 18 minutes 49 seconds East for a distance of 267.67 feet to a chisel mark set for comer;

THENCE North 89 degrees 41 minutes 11 seconds East for a distance of 143.76 feet to a chisel mark set for corner in the west line of Noel Road (a variable right-of-way);

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 54.00 feet to a 3 114" brass disk stamped "Raymond L. Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, said disk being the southeast comer said Lot 1A and in the north line of Lot 2 Block 817003, Galleria North Addition Phase II, recorded in Volume 99043, Page 0054, Deed Records, Dallas County, Texas;

THENCE South 89 degrees 41 minutes 11 seconds West departing the west line of said Noel Road and along the common line between said Lot 1A and said Lot 2 for a distance of 422.43 feet to a 3 1/4" brass disk stamped "Raymond L Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, a common corner with said Lot 1A and said Lot 2;

THENCE North 00 degrees 18 minutes 49 seconds West, departing said common line, for a distance of

174.58 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 63.78 feet to a chisel mark set for comer;

THENCE North 00 degrees 18 minutes 49 seconds West for a distance of 30.51 feet to a chisel mark set for comer;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 126.66 feet to the POINT OF BEGINNING, containing 121,634 square feet, or 2.7923 acres more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT2:

A 47.17o/o undivided interest in a 3.2004 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County , Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County , Texas, more particularly described as follows:

BEGINNING at a 3 1/4" brass disk stamped "Raymond L Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner in the west line of Noel Raod (a variable width right-of-way), said point being the northeast comer of said Lot 1A;

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 226.31 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for comer;

THENCE South 89 degrees 41 minutes 11 seconds West, departing the west line of said Noel Road for a distance of 614.54 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east right-of-way line of Barton Drive (a 56 foot right-of-way);

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 224.97 feet to a chisel mark found for corner at the intersection of the east line of said Barton Drive with the center line of Southern Boulevard (a 60 Trafficway Easement recorded in Volume 91199, Page 1041 and Volume 91199, Page 1051, Deed Records, Dallas County Texas), said chisel mark also

Exhibit "A", Property Description - Page 1

EXHIBIT “B”

FLOOR PLAN

Exhibit "B", Floor Plan - Page 1

EXHIBIT “B”

FLOOR PLAN

Exhibit "B", Floor Plan - Page 2

EXHIBIT “B”

FLOOR PLAN

23,225 RSF
ELEV #1
ELEV #2
ELEV #3
FLOOR 15
0 4 8 16 32

Exhibit "B", Floor Plan - Page 3

EXHIBIT “B”

FLOOR PLAN

Exhibit "B", Floor Plan - Page 4

EXHIBIT "C"

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit "C" shall have the meaning set forth in the Lease to which this Exhibit "C" is attached; it being understood that any approvals or consent under these Rules and Regulations shall not be unreasonably withheld, conditioned (except as set forth herein) or delayed unless otherwise set forth herein.

1.      Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant's officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

2.      Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

3.      Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein. The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

4.      No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

5.      Tenant shall not do, or permit anything to be done, in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. Subject to No. 17 below, no cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

6.      Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises. All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

7.      Corridor doors, when not in use, shall be kept closed.

8.      All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours. All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours. Any delivery after Normal Business Hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

9.      Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

Exhibit "C", Rules and Regulations - Page 1

10.      Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

11.       No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

12.      No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13.      Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments but excluding those fluids and substances in amounts commonly accepted as standard office products that are maintained in accordance with the manufacturers requirements) or any illuminating materials, without the prior written approval of the Building manager.

14.      No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15.      Other than within the interior of the Premises, no nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.

16.      Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

17.      No food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

18.      No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. All necessary keys shall be furnished by Landlord. Upon termination of the Lease, Tenant shall return all such keys to Landlord and shall provide the Landlord the combination of all locks on doors or vaults. No duplicates of keys shall be made by Tenant.

19.      Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord's personnel or contractors from servicing such units as routine or emergency service may require. Tenant shall pay the cost of moving such furnishings for Landlord's access. Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord's personnel.

20.      No portion of the Building shall be used for the purpose of lodging rooms.

21.      Tenant shall obtain Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, for the installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant's expense, any unapproved lighting following reasonable prior notice to Tenant.

22.      Except as otherwise provided in the Lease, no supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

Exhibit "C", Rules and Regulations - Page 2

23.      No smoking shall be permitted within the Premises or anywhere else within the Complex, other than those smoking areas designated by the Building manager.

24.      No unattended children shall be allowed within the Complex.

25.      Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys supplied by Landlord at Landlord's actual cost, if any, for each of Tenant's employees and be subject to compliance with Landlord's registration procedures.

26.      In no event shall Tenant bring onto the Complex or permit its invitees, employees, contractors or agents to bring onto the Complex firearms, weapons, explosives or any other article of intrinsically dangerous nature irrespective of whether the person has a permit to carry such firearm, weapon or be in possession of such explosive.

27.      Tenant shall comply with all rules, regulations and measures reasonably adopted by Landlord from time to time in connection with any green/LEED program(s) undertaken or maintained by Landlord from time to time including, without limitation, requirements to adopt proven energy and carbon reduction measures and participate in waste recycling and management programs.

28.      Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further Rules and Regulations as in its reasonable judgment shall from time to time be reasonably necessary or advisable for the operation of the Building or the Complex or for the maintenance of any third party certification of the Building or Complex under any so-called green/LEED program(s) undertaken or maintained by Landlord, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building. Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

29.      In the event of any inconsistency between these Rules and Regulations and the terms of this Lease, the terms of the Lease shall control.

Exhibit "C", Rules and Regulations - Page 3

EXHIBIT "D"

TENANT IMPROVEMENTS AGREEMENT

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit "D" is attached, with respect to the design, construction and payment for the completion of the Tenant Improvements for each Phase of the Premises. Performance of the Work relating to Phase I shall occur after the Effective Date and performance of the Work relating to Phase II shall occur prior to the Phase II Commencement Date.

1.      Definitions. Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

"Contractor" means the general contractor selected by mutual agreement of Landlord and Tenant to perform the Work, provided, however that Landlord and Tenant hereby approve the following to be the Contractor: Pacific Builders, Inc.; Spaw Maxwell; MAPP Construction, LLC; J.F. Jones, Inc. and Fortis Commercial Construction.

"Certificate of Occupancy" means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of a Phase.

"Improvement Allowance" means $36.00 per square foot of Rentable Area in the Premises.

"Phase Improvements" means the Tenant Improvements applicable to a Phase.

"Plans and Specifications" means the detailed construction documents for the Tenant Improvements referred to in paragraph 5 below.

"Space Plan" means the space plan to be prepared by Tenant for each Phase in accordance with paragraph 4 below and approved by Landlord and Tenant, and showing the general configuration of the Phase Improvements for such Phase.

"Substantial Completion" means as to each Phase (a) the date that a Certificate of Occupancy (and/or all approvals required for the issuance thereof by any entity having jurisdiction over the Tenant Improvement Work) is obtained for the applicable Phase, and (b) the Contractor and Tenant's Architect issue a joint certificate to Landlord and Tenant that the Work for such Phase has been substantially completed.

"Tenant Delay" means any actual delay in the design and/or construction of the Tenant Improvements to extent caused or contributed to by Tenant, including, without limitation, with respect to the Tenant Improvements, Tenant's failure to timely prepare or approve a space plan for the Tenant Improvements for a Phase, Tenant's failure to timely prepare or approve Plans and Specifications for a Phase, and any delay from any revisions Tenant proposes to the approved Plans and Specifications. A Tenant Delay excuses Landlord's performance of any obligation related thereto for a period equal to (a) the duration of the act, occurrence or omission that constitutes the Tenant Delay, or (b) if longer, the period of delay actually caused by such Tenant Delay, but less, in each case, any delay that constitutes a Landlord Delay.

"Tenant's Architect" means HOK, L.P.

Exhibit "D", Tenant Improvements Agreement - Page 1

"Landlord Delay" means any actual delay in the design and/or construction of the Tenant Improvements to the extent caused or contributed to by Landlord, including, without limitation, with respect to the Tenant Improvements, Landlord's failure to: (i) provide information about the Building or subject Phase within seven (7) days of Tenant's reasonable written request; (ii) provide timely access to the subject Phase or to timely approve a space plan for the Tenant Improvements and/or Plans and Specifications; and (iii) any delay from any revisions Landlord proposes to the approved Plans and Specifications, in all cases, for the subject Phase and in accordance with any specific time frames set forth in this Tenant Improvements Agreement.

"Tenant Improvements" means the initial improvements to the Premises that are more particularly described in the Plans and Specifications.

"Work" means all materials and labor to be added to the existing improvements in a Phase, if any, in order to complete the installation of the Phase Improvements within such Phase in accordance with the Plans and Specifications for such Phase, including, without limitation, all air balancing and other mechanical adjustments to Building equipment serving the applicable Phase, and as to Phase II, finish out of the Tenant-side of the 13th Floor Corridor. Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of the Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld or delayed.

2.      Space Plan.

A.      Tenant has engaged Tenant's Architect, who is hereby approved by Landlord, as its space planner to prepare Tenant's Space Plan, Plans and Specifications and relating planning services. Landlord agrees to reimburse Tenant up to eight cents ($0.08) per square foot of Rentable Area in the Premises up to a maximum of $6,637.76 from the Improvement Allowance upon the mutual execution and delivery of this Lease for the "Fit Study" dated November 15, 2011, prepared by Tenant's Architect (and which Landlord hereby approves subject to Landlord's approval rights to the actual Space Plan and Plans and Specifications as provided below) in connection with Tenant's selection of the Building.

B.      On or before February 15, 2012, Tenant will provide Landlord with a space plan for the Phase Improvements for Phase I and on or before July 1, 2013, Tenant will provide Landlord with a space plan for the Phase Improvements for Phase II. Each space plan (a "Space Plan") must (a) be compatible with the base building (both aesthetically and mechanically, as reasonably determined by Landlord); (b) be adequate, in Landlord's reasonable discretion, for the preparation of Plans and Specifications for the applicable Phase Improvements; (c) show, in reasonable detail, the layout of walls and doors, room identifications and locations for millwork and appearance of the finishing materials (to the extent available at the point in the design process, otherwise such finish materials shall be included with the Plans and Specifications) to be used in connection with installing the Phase Improvements; (d) contain such other additional design information, conceptual or otherwise, that is not customarily considered Space Plan information but may be preliminary, schematic or design development concepts to the extent and as available at this time (which may occur by meeting with Landlord to review the Space Plan); (e) contain such preliminary pricing information as is available at the time; provided Tenant expects to submit a preliminary pricing plan at the end of the schematic design phase (projected to be in early March 2012). All Space Plan drawings must be not less than 1/8" scale. Landlord has provided all information regarding Building Standard materials, systems and capacities prior to the mutual execution and delivery of this Lease. Within seven (7) Business Days after receipt of the Space Plan, Landlord will notify Tenant in writing of its approval or disapproval of such Space Plan and if Landlord disapproves such Space Plan, Landlord's comments and suggestions for modifications to the Space Plan that will make it acceptable to Landlord; provided, however that Landlord's failure to respond within such 10-day period shall be deemed approval of the Space Plan. Landlord and Tenant shall work in good faith to reach agreement on the Space Plan to resolve any disagreements between Landlord and Tenant that are necessary to achieve final approval of such Space Plan.

Exhibit "D", Tenant Improvements Agreement - Page 2

3.      Plans and Specifications. On or before April 6, 2012, Tenant will cause to prepared and delivered to Landlord Plans and Specifications for the Phase Improvements (the "Plans and Specifications") that are in conformity with the approved Space Plan. Without limiting those general requirements, the Plans and Specifications must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frame types; (4) ceiling heights; (5) ceiling materials; (6) floor covering materials and locations; (7) all wall finishes; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than Building Standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; (17) millwork elevations and details; (18) specific floor material selections and designations; and (19) specific wall material selections and designations. The Plans and Specifications must also include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable and rentable square footage of the Phase. If Tenant fails to provide Landlord with a Plans and Specifications meeting in accordance with the foregoing requirements by the date set forth above in this section, then such delay is a Tenant Delay until such Plans and Specifications are delivered to Landlord. Landlord will approve or disapprove (specifically describing any reasons for disapproval) the Plans and Specifications in writing within five (5) Business Days after receiving them and agrees that it shall not unreasonably withhold, condition (except as set forth herein) or delay such approval. If Landlord disapproves the Plans and Specifications, Tenant will provide appropriately revised Plans and Specifications to Landlord for approval (or disapproval) within ten (10) days on the same basis as set forth above. After Landlord's approval, the Contractor will submit the Plans and Specifications for permits and construction bids. If Tenant specifies any long lead time items that would delay Substantial Completion of the Tenant Improvements, Landlord will promptly notify Tenant and Tenant will cooperate with Landlord to select a reasonable substitute. Landlord's failure to respond within the subject approval periods shall be deemed to constitute approval of the Space Plans and/or Plans and Specifications, respectively, as submitted. Any Landlord changes must be reasonably specific and accompanied by a statement of the specific reasons for each required change. Landlord may only require changes to the Plans and Specifications that are (a) reasonably necessary to conform the Plans and Specifications to the Space Plans, or (b) are within Landlord's approval rights set forth in Section 7 below. If changes are so required, Landlord and Tenant will cooperate in good faith to agree on the extent and nature of the changes and Tenant's Architect and engineers shall make the required changes within three (3) Business Days after receipt of the notice described in Section 2.B above in the case of the Space Plans and this Section 3 in case of the Plans and Specifications, respectively.

4.      Phase Improvements. The Phase Improvements will be designed and constructed as described in this Exhibit "D". Tenant and Landlord shall solicit bids for the Tenant Improvements from no less than three (3) but not more than five (5) general contractors as mutually approved by Tenant and Landlord (which may include some or all of the general contractors listed in the definition of "Contractor" above). All subcontracted work (except for fire alarm, Building automation system(s) connections, Building roof work and work associated with existing warranties) will be competitively bid by a minimum of three (3) qualified subcontractors in each trade of work. Tenant will have the right, but not the obligation, to attend contractor interviews, review or prepare the invitation to bid (with Landlord's reasonable approval), review the bid documents, and be present at the bid opening. Tenant and Landlord will mutually agree on the selection of the Contractor to be the general contractor for the Phase Improvements. Upon selection of the Contractor, Landlord will enter into a construction contract with the Contractor to perform the Work and making advances to Contractor from the Improvement Allowance. Landlord shall not be liable for any defects in the Tenant Improvements, cost overruns by Contractor or delays in the completion of the Tenant Improvements (other than to the extent caused by a Landlord Delay). Tenant will pay all costs of preparing the Space Plans, construction document preparation, negotiation of the construction contract with the Contractor, design, Plans and Specifications as well as all direct and indirect costs Landlord incurs in connection with the design and construction of the Phase Improvements subject to the application of the Improvement Allowance. Such costs Landlord incurs may include, without limitation, all costs of general conditions, labor, materials, and other construction costs, the fees (on an hourly basis) of Contractor's project manager and site superintendent for the Tenant Improvements, and all costs incurred in connection with obtaining permits for the Tenant Improvements. For all purposes of ownership, including risk of loss thereto, the Phase Improvements will immediately upon installation be and remain a part of the Building and the property of Landlord (subject to Section 15 (c) of the Lease). Tenant hereby elects in writing to have Landlord's construction manager, Hines Interests, manage the construction of the Tenant Improvements for Phase I; it being understood that Tenant may determine to manage or

Exhibit "D", Tenant Improvements Agreement - Page 3

hire its own project manager for the construction of the Tenant Improvements for Phase II, in which event the fee described below shall be reduced to one percent (1%); and agrees that such construction manager shall receive a fee for such services in an amount equal to three percent (3%) of the hard costs of construction. Such construction management services shall include, without limitation, the following: (a) preparing budgets and advising Tenant on costs and building conditions affecting cost and schedule; (b) reviewing Tenant's plans and specifications for comment and approval; (c) arrange for and attend contractor pre-construction interviews for selection of bidders; (d) in collaboration with Tenant's representative, receive/analyze/summarize contractors bids/proposals and make firm selection recommendation; (e) recommend cost and time saving adjustments to meet budget and schedule objectives, (f) attend weekly construction meetings and arrange for documenting progress; (g) coordinate Building access and operations with that of the Tenant Improvements and Tenant's contractors and vendors; (h) provide regular construction cost updates (construction cost summaries and accounting against the allowance, including final accounting) to Tenant including submitting and processing construction cost change orders to Tenant for approval; (i) arrange for preparation of schedules including regular updates; (j) identify Substantial Completion and provide for the timely identification and completion of punch list items; and (k) arrange for the delivery of close-out documentation including electronic as-built plans, certificate of occupancy, operation and maintenance manuals, warranties, final wavers and release of liens. The Contractor and Tenant shall have (i) the right to use existing communication conduit within and between the floors, (ii) access to the Building telecom risers and pathways (horizontal and vertical), conduits and cabling, (ii) the right to improve elevator lobbies, restrooms and stairwells on those floors of the Building in which the Tenant has leased the entire floor; (iii) the right to purchase and install Tenant's own cosmetic/decorative materials, including, but not limited to, floor coverings, paint and wall coverings; (iv) perform core drilling contemplated by the Plans and Specifications during periods other than Normal Business Hours, (v) where contemplated by the Plans and Specifications, add structural support to increase floor loading; (vi) the right to install Tenant's own security card system for access to the Premises (which security system may be installed in a manner that is compatible with the Building's security system so that Tenant's security card system will provide access to both the Building and the Premises); (vii) the right to secure the Building's stairwells on the floors in which Tenant has leased the entire floor, subject in all events to compliance with the Rules and Regulations and applicable Laws. With the exception of core drilling and excessive noise activities, construction of the Tenant Improvements will be conducted during Normal Business Hours. Access to the Building loading dock and vertical transportation shall be available to Contractor 24/7 at no additional cost. Contractor will coordinate with the Building's property manager to obtain reasonable access to floors contiguous to the Premises for the purpose of installing floor outlets, water lines, taps, drains, etc., to the Premises. Tenant shall also have the option to connect to the existing generator for back up emergency power in the capacity of 100 amps three phase 480 volts. Tenant will have the right, but not the obligation, to review and approve the construction contract with the Contractor, which approval shall not be unreasonably withheld, conditioned or delayed.

5.      Improvement Allowance.

A.      The Improvement Allowance for Phase I and Phase II is equal to $36.00 per square foot of Rentable Area in Phase I and Phase II. Tenant shall have the right, at its option, to apply up to $45.00 per square foot of Rentable Area in Phase I to pay for the costs of the Phase Improvements on Phase I. If Tenant elects to apply to the Phase Improvements on Phase I an amount in excess of $36.00 per square foot of Rentable Area in Phase I to the Phase Improvements for Phase I, the Improvement Allowance for Phase II shall be reduced by such excess. Landlord shall not be required to reimburse Tenant for any costs associated with the construction of the Phase I Tenant Improvements in excess of $36 per RSF of Phase I prior to the Phase II Commencement Date.

B.      Landlord will credit an amount, not to exceed the Improvement Allowance, against Tenant's obligation to pay for the design and construction of the Tenant Improvements. Landlord is not obligated to pay or incur any amounts that exceed the Improvement Allowance. If Landlord reasonably estimates that the cost of the Tenant Improvements will exceed the Improvement Allowance, Landlord may require Tenant to deposit fifty percent (50%) such excess with Landlord before Landlord enters into the construction contract with the Contractor or commences the Work and the remaining fifty percent (50%) of such excess upon receipt of the first invoice from the Contractor. In no event will Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of the Improvement Allowance or to perform any work in the Premises that is not expressly contemplated by this Lease.

Exhibit "D", Tenant Improvements Agreement - Page 4

C.      Tenant shall have the right to apply up to $8.50 per square foot of Rentable Area in the Premises to pay for various soft costs incurred by Tenant in connection with the Tenant Improvements such as, by way of example but not limitation, costs of preparation of the Space Plan and the Plans and Specifications, architectural and MEP fees, and moving costs. In addition, the Improvement Allowance may be applied by Tenant to pay for wiring and cabling costs, security systems, audio visual system, signage, hard construction costs, permitting and construction management fees, and moving costs. Furniture, fixtures and equipment and/or cubicles shall not be paid for with the Improvement Allowance.

D      If Tenant has not applied all of the Improvement Allowance by December 31, 2014, Tenant shall forfeit the remaining balance and will not have any right to offset or reduce the Base Rental. In no event shall Landlord be obligated to pay any of the Improvement Allowance after December 31, 2014.

6.      Changes to Plans and Specifications. Tenant will immediately notify Landlord if Tenant desires to make any changes to the Tenant Improvements after Tenant has approved the Plans and Specifications. If Landlord approves the revisions, Landlord will notify Tenant of the anticipated additional cost and delay in completing the Tenant Improvements that would be caused by such revisions, provided, however, if any of such changes actually reduces such cost or time, such reduction shall be netted against any increases to cost or delay in time (of any other changes) to determine the extent of any actual net additional cost or delay. Tenant will approve or disapprove of any increased cost and delay within five (5) Business Days after such notice. If Tenant approves, Landlord will prepare, and Landlord and Tenant will execute, a change order describing the revisions and the anticipated net additional cost and delay, if any. Any net delay relating to a request for revisions or a change order shall be a Tenant Delay. If Landlord reasonably estimates that the change order will cause the cost of the Tenant Improvements to exceed the Improvement Allowance (or if the cost of the Tenant Improvements already exceeds the Improvement Allowance), Landlord may require Tenant to deposit such estimated additional cost with Landlord before the change order work is performed.

7.      Landlord's Approval Rights. Landlord may withhold its approval of any Space Plan, Plans and Specifications, change orders, or other work requested by Tenant which Landlord reasonably determines may require work which: (a) exceeds or adversely affects the structural integrity of the Building; (b) adversely affects, or exceeds Tenant's pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (c) will increase the cost of operation or maintenance of any of the systems of the Property; (d) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (e) is not a Building Standard item or an item of equal or higher quality (other than any de minimus variations); (f) may detrimentally affect the uniform appearance of the Property; or (g) is reasonably disapproved by Landlord.

8.      Tenant's Representative. Tenant designates Pamela Overstreet as the representative of Tenant having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Tenant in all matters relating to the Tenant Improvements.

9.      Tenant Access Prior to Substantial Completion. Landlord will allow Tenant limited access to the Premises prior to Substantial Completion to begin installing equipment, fixtures, furniture and cabling and/or to properly coordinate such work with the construction of the Phase Improvements so long as Tenant gives Landlord reasonable advance written notice of its desire for such access.  Any such access will be subject to Landlord's prior consent in each instance (or as may be reflected in the construction schedule and/or agreed upon at construction meetings), which consent will not be unreasonably withheld but may be conditioned on Tenant's work not interfering with the construction of the Phase Improvements or Tenant coordinating its access and work with the Contractor. Any such use of the Premises is also subject to, and Tenant must comply with and observe, all applicable Laws, all safety rules and procedures, the Rules and Regulations and all other terms and conditions of this Lease; provided, however, (a) no Rent shall be due in respect of such access and (b) in no event may Tenant conduct business in the Premises during such early access period. Tenant covenants and agrees to exercise its rights of access prior to Substantial Completion provided for in this Section 9 in a manner that will not interfere with, delay or disrupt the Contractor's performance of the Work.

Exhibit "D", Tenant Improvements Agreement - Page 5

10      Punch List. Not later than Substantial Completion, Landlord, Tenant and Tenant's Architect will inspect the Premises and develop a "punch list" of any Phase Improvement items which were either not properly completed or are in need of repair. The Contractor shall be responsible to complete (or repair, as the case may be) the items listed on the punch list with commercially reasonable diligence and speed. If Tenant does not inspect the Premises with Landlord as reasonably requested by Landlord prior to or upon Substantial Completion, Tenant will be deemed to have accepted the Premises as delivered, subject to any punch list items noted by Landlord, all of which punch list items shall be completed as soon as reasonably possible. For the purposes hereof "punch list" items shall mean those which are minor, cosmetic in nature, do not prevent Tenant from occupying the Premises for the operation of its business and can be addressed easily and promptly following Substantial Completion.

11      Tenant Finish Work. All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements to be performed by Landlord as set forth in the approved Plans and Specifications (including specifically, without limitation, the design and installation of all computer systems, telephone systems, telecommunications systems, removable fixtures, furnishings, and equipment) will be designed, furnished and installed by Tenant at Tenant's sole expense and will not be chargeable against the Improvement Allowance; provided, however, the Tenant Allowance may be applied to contain mechanical, electrical, and plumbing equipment such as the UPS, supplemental HVAC units and all additional power equipment as set forth in the Plans and Specifications as and once approved by Landlord and Tenant. Tenant will perform all such work in the same manner and following the same procedures as are provided in this Lease for Alterations. Landlord is under no obligation to perform, inspect, or supervise any such work, and Landlord shall have no liability or responsibility whatsoever therefor.

12      Signs. Subject to Tenant's options under Section 10 of the Lease, Landlord, at Landlord's sole cost and expense, will install and/or provide to Tenant the signage contemplated by Section 10 of the Lease.

13.      Building Services During design, Construction and Move In.. Other than for HVAC services during other than Normal Business Hours, Tenant shall not be obligated to pay any charges for the use of Building services including, without limitation, loading dock, parking, freight elevators, electricity, HVAC and water, and Landlord shall provide a reasonable amount of free, unreserved parking spaces in a location to be designated by Landlord for Tenant and Tenant's design and construction related agents including, without limitation, Tenant's Architect and project manager, the Contractor, and subcontractors, in each case, during the design and construction of the Tenant Improvements or during Tenant's move into the Premises.

14      Liens and Claims. Tenant will keep the Property and the Complex free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within fifteen (15) days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property and the Complex against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs). To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Related Parties and the Property and the Complex from and against any Claims in any manner relating to or arising out of the Tenant Improvements, any of the Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

Exhibit "D", Tenant Improvements Agreement - Page 6

EXHIBIT "E"

PARKING AGREEMENT

This Parking Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit "E" is attached, with the respect to parking by Tenant in the Parking Garage.

1.      Definitions. Any capitalized terms not defined in this Parking Agreement shall have the meaning set forth in the Lease.

2.      Grant. Tenant shall have a non-exclusive right to a total of 290 Parking Spaces located within the various levels of the Parking Garage and Underground Parking Area, of which 7 shall be reserved Parking Spaces in the Parking Garage, 14 shall be reserved Parking Spaces in the Underground Parking Area and the balance shall be unreserved spaces in the Parking Garage. Tenant's allocation of 290 Parking Spaces shall include (2) designated "Visitor" Parking Spaces in a location in the Parking Garage near the elevators approved by Landlord and, if requested by Tenant, two (2) more "Visitor" Parking Spaces (the "Additional Visitor Spaces") provided that Landlord shall have the right to take back the Additional Visitor Spaces if it determines it needs such Parking Spaces for other tenants. In addition to the allotment of 290 Parking Spaces, Landlord also agrees to make available to Tenant on a month-to-month basis additional unreserved Parking Spaces in the Parking Garage, not to exceed 25 Parking Spaces in the aggregate, if requested by Tenant but only if and to the extent Landlord does not require such Parking Spaces to meet any legal or contractual obligation relating to the Building. Use of the Parking Areas shall be subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord, including the rules and regulations set forth in Section 5 to this Parking Agreement. There will be no charge for the use of the unreserved Parking Spaces. A monthly charge of $50.00 plus applicable taxes per Parking Space shall apply to each of the reserved Parking Spaces in the Parking Garage and a monthly charge of $100.00 plus applicable taxes per Parking Space shall be assessed for each reserved Parking Space in the Underground Parking Area. A monthly charge of $75.00 plus applicable taxes shall apply to each of the "Visitor" Parking Spaces. Tenant will be charged for the reserved Parking Spaces regardless of whether the spaces are utilized.

In addition to the allotment of 290 Parking Spaces and the additional 25 Parking Spaces, Landlord also agrees to make available to Tenant on a month-to-month basis additional unreserved Parking Spaces not to exceed 50 Parking Spaces in the aggregate ("Bonus Parking Spaces"), if requested by Tenant, but only if and to the extent Landlord does not require such Bonus Parking Spaces to meet any legal or contractual obligation relating to the Building.  If the Bonus Parking Spaces are not needed by Landlord to meet any legal or contractual obligation relating to the Building, then Landlord agrees to make the Bonus Parking Spaces available to Tenant until the following conditions have been met: (1) the Building has reached a leased level such that 70% or more of net rentable area has been leased; and (ii) in Landlord's sole, but reasonable discretion, the Bonus Parking Spaces are causing a problem with the parking or parking garage access for any other occupants in the Building and Related Projects.  Landlord will have the ability to designate the location of the Bonus Parking Spaces and Tenant will pay a monthly charge of $35.00 plus applicable taxes per Bonus Parking Space.

Landlord will install, at Tenants expense, such expense to be deducted from Tenant's Improvement Allowance, a technology and hardware upgrade to the existing parking access system to allow for the interchangeability of Tenant's parking cards. This system will allow for Tenant's employees to have ingress and egress to the parking garage, up to the total number of parking spaces allowed in this Lease. Upon Tenant reaching the total number of parking spaces allowed in the Lease, the parking garage will restrict access to any other Tenant employee(s) until other Tenant employee(s) have exited the garage, thus reducing the number of Tenant employee(s) in the parking garage below the allowed number of parking spaces in the Lease. Landlord's property manager will install and manage the parking garage access system. The current bid for this system upgrade is estimated at approximately $60,000, and the price shall be finalized with the parking system vendor prior to installation. Landlord agrees to provide Tenant with the final scope of the system upgrade and final cost prior to installation. The upgraded system will be installed so that the garage/property manager will be able to use the system for every car that enters and exits the garage, regardless of the tenant(s) using the system. If Landlord executes another lease with another tenant or tenants in a similar situation (i.e., requesting interchangeability of their access cards due to their request for significantly more cards for access than is typically allowed by Landlord and allowed by the REA), then Landlord will allocate a fair pro-rata percentage of the final cost of the system upgrade to such tenant's or tenants' improvement allowance(s), and provide Tenant with an equal amount to use for the Improvement Allowance and the Tenant Improvements. As an example, if another tenant leases 10% of the Building, then such tenant will contribute 10% of the cost of the system upgrade (estimated at $6,000) in the event the tenant is utilizing the system upgrade.

Exhibit "E", Parking Agreement - Page 1

3.      Unavailability of Spaces. In the event that all or a portion of the Spaces become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord shall use reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such Spaces is restored. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to terminate this Lease by reason of such loss of available parking; provided, however, that the monthly charges plus applicable taxes for any of the reserved and/or "Visitor" Parking Spaces that are unavailable shall be abated during such unavailability.

4.      Limitations of Liability. All motor vehicles shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles (or the contents thereof). LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE AND/OR PERSONAL INJURY WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE SPACES OTHER THAN LIABILITY ARISING FROM LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, DAMAGES AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF THE USE OF THE SPACES BY TENANT OR ITS EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES AND VISITORS.

5.      Rules and Regulations. Tenant and its employees, agents, subtenants, licensees and visitors shall follow the following rules and regulations for the Parking Areas, as the same may be reasonably amended or supplemented from time to time in accordance with the terms of Exhibit "C":

(a)      Cars must be parked entirely within the stall lines painted on the ground or on the floor;

(b)      All directional signs and arrows must be observed;

(c)      The speed limit shall be five (5) miles per hour;

(d)      Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross-hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s), including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Parking Agreement;

(e)      Every vehicle owner is required to park and lock his own car;

(f)      Spaces which are designated for small, intermediate or full-sized cars shall be so used; no intermediate or full-size cars shall be parked in parking spaces limited to compact cars; and

(g)      No vehicle may be stored in the Parking Areas (any vehicle remaining in the Parking Areas without interruption for five [5] Business Days is deemed to have been stored in the Parking Areas).

6.      Default. If an Event of Default by Tenant has occurred and is continuing and, as a result, Landlord has exercised its remedy under the Lease, then Landlord shall be entitled to terminate Tenant's right to utilize the Spaces.

Exhibit "E", Parking Agreement - Page 2

7.      Limitation of Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including, but not limited to, the issuance of parking stickers or access cards), to assure that only authorized persons will use the Parking Areas.

8.      Parking. The Parking Areas are provided for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. Utilization of the unreserved portions of the Parking Areas is therefore subject to availability (and Landlord shall have no obligation to provide a specific number of surface parking spaces to Tenant). In the event any person shall wrongfully park in any of the Parking Areas or in the event any personnel shall violate the rules and regulations set forth in Section 5 of this Parking Agreement, Landlord shall be entitled and is hereby authorized to place a wheel lock or other device restricting mobility upon such vehicle or have any such vehicle towed away, at the sole risk and expense of the vehicle owner

Exhibit "E", Parking Agreement - Page 3

EXHIBIT "F"

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement"), dated as of ___________, 20___, is entered into by EmCare, Inc., a Delaware corporation ("Tenant"), and ___________________________________ ("Auditor"), for the benefit of FSP Galleria North Limited Partnership ("Landlord").

W I T N E S S E T H T H A T:

WHEREAS, in connection with that certain Lease (the "Lease") dated as of _____________, 2012, between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord's books and records pertaining to Basic Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant's audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant's audit right and in consideration of payment by Tenant for Auditor's services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1.      Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non-public, confidential and/or proprietary information relating to Landlord, its business operations and the Complex, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Complex for any reason other than Tenant's audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2.      Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Basic Operating Costs, the Complex and the business operations of Landlord (the "Confidential Information").

3.      Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

4.      The phrase "to keep confidential," as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Complex, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.

5.      Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

Exhibit "F", Form of Confidentiality Agreement - Page 1

6.      Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7.      Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8.      In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9.      This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10.      This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11.      This Agreement shall be construed in accordance with and governed for all purposes by the Laws of the State of Texas, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in Dallas County, Texas and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Dallas County, Texas.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:	EMCARE, INC.
By:
Name:
Title:

AUDITOR:		,	a

By:
Name:
Title:

Exhibit "F", Form of Confidentiality Agreement - Page 2

EXHIBIT "G"

RENEWAL OPTION

So long as no Event of Default exists and Tenant is occupying a minimum of the full 14th, 15th and 16th floors at the time of such election, Tenant may renew this Lease for two (2) additional period of five (5) years each or one (1) additional term for ten (10) years, on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof (the "Extension Notice") to Landlord not earlier than fifteen (15) months and not later than one year before the expiration of the Lease Term (as extended). On or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1)      The Extension Notice delivered at the end of the initial Lease Term shall specify whether Tenant is renewing for one five-year term or a ten-year term;

(2)      Tenant may elect to renew this Lease for less than all of the Premises subject to the following:

(i)      If Tenant elects to renew this Lease for less than all of the Premises, such election shall be set forth in the Extension Notice subject to restrictions listed below and the failure of Tenant to make such election in the Extension Notice shall be deemed to constitute a waiver of the right to renew for less than all of the Premises;

(ii)      The renewal must include all of the Rentable Area on the 14th, 15th and 16th floors; and

(iii)      If Tenant elects to exclude from the renewal a portion of the Premises located on a floor in which Tenant is leasing less than all or substantially all of the Rentable Area on such floor, the portion of the Premises on such floor which is excluded shall be of a size and configuration that Landlord determines, in the exercise of its commercially reasonable judgment is suitable for lease.

(3)      The Base Rental payable for each month during each such extended Lease Term shall be the prevailing rental rate (the "Market Rate") that a willing tenant would pay and a willing landlord lease, at the commencement of such extended Lease Term, for space in a comparable Class A office building in the Market Area of equivalent quality, size, utility, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account. The Market Rate shall include all standard lease components then being offered to tenants in such submarket, including, but not limited to, rental rate, expenses, escalations, tenant improvements, brokerage commissions and rent abatement. Within ten (10) days after receipt of written notice of Tenant's exercise of its renewal option, Landlord shall give to Tenant a written determination of Market Rate. Tenant shall have fifteen (15) days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord's proposed Market Rate, or (b) accepts Landlord's proposed Market Rate. If Tenant disagrees with Landlord's proposed Market Rate then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate within the next fifteen (15) days. If Landlord and Tenant are unable to agree upon the Market Rate within such 15-day period, then Tenant, by written notice to Landlord prior to the expiration of such 15-day period, may, as its sole and exclusive remedy, either terminate this Lease as of end of the Lease Term, or elect to determine the Market Rate in the manner provided in paragraph (4) below. If Tenant fails to terminate this Lease or notify of Landlord of its elect to determine Market Rate in accordance with paragraph (4) below prior to the expiration of such 15-day period, Tenant shall be deemed to have accepted Landlord's proposed Market Rate.

Exhibit "G", Renewal Option - Page 1

(4)      If Tenant elects to submit the determination of the Market Rate for an extension of the Lease Term by timely notice as set forth in paragraph (3) above, Tenant will deliver Tenant's proposed Market Rate to Landlord together with its notice of election. The parties will then attempt in good faith to agree upon the Market Rate. If the parties fail to agree within five (5) Business Days, then either party shall be entitled to give notice to the other electing to have the Market Rate selected by an appraiser as provided in this section. Upon delivery and receipt of such notice, the parties will within seven (7) days thereafter mutually appoint an appraiser who will select (in the manner set forth below) the Market Rate (the "Deciding Appraiser"). The Deciding Appraiser must have at least five (5) years of full-time commercial appraisal experience with projects comparable to the Complex and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such seven days, each party will within five (5) days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within seven days of their selection, mutually appoint a third appraiser meeting the criteria set forth above (and who also does not have any material financial or business interest in common with either of the two selecting appraisers) to be the Deciding Appraiser. Within seven (7) days of the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of Fair Market Basic Rent and any related information. Within fourteen (14) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party's submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Market Rate. Subject to the previous sentence, if the Deciding Appraiser timely receives one party's submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Market Rate for the applicable extension of the Lease Term. Any determination of Market Rate made by the Deciding Appraiser in violation of the provisions of this section shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Market Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (½) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

(5)      Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant's rights under this Exhibit "G" shall terminate if (i) the Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant occupies less than the full 14th, 15th and 16th floors, or (iii) Tenant fails to timely exercise its option under this Exhibit "G", time being of the essence with respect to Tenant's exercise thereof.

Exhibit "G", Renewal Option - Page 2

EXHIBIT "H"

RIGHT OF FIRST REFUSAL/RIGHT OF FIRST OFFER

I.      RIGHT OF FIRST REFUSAL

Tenant shall have a right of first refusal to lease the remaining vacant space on the thirteenth (13th) floor of the Building (the "ROFR Floor") that is not part of Phase II and becomes available for lease after the Phase I Commencement Date on the following terms:

A.      If Landlord receives a bona fide written offer to lease space in the Building that includes space on the ROFR Floor (the space covered by such offer is herein referred to as the "ROFR Space") that Landlord desires to accept, Landlord shall notify Tenant in writing of such offer and the terms thereof (each an "Offer Notice").

B.      If Landlord gives Tenant an Offer Notice prior to June 30, 2015, that includes a term with an effective commencement date prior to June 30, 2015 (the "Initial ROFR Period"), Tenant shall have the right to lease the ROFR Space upon the same terms and conditions as set forth in this Lease with respect to the Premises except that (i) the Improvement Allowance and the "free rent" period for the initial Lease Term will be prorated based on the number of days that have elapsed since the Phase II Commencement Date when compared to the initial Lease Term, and (ii) the term applicable to the ROFR Space shall be conterminous with the initial Lease Term. Tenant shall notify Landlord in writing whether Tenant elects to lease the ROFR Space upon such terms and conditions within seven (7) days after Landlord delivers to Tenant the applicable Offer Notice. If the ROFR Space identified in the Offer Notice includes any space in the Building in addition to space on an ROFR Floor, Tenant must elect to lease the entire ROFR Space and not just the space on the ROFR Floor. If the space identified in the Offer Notice is less than all of the space on a ROFR Floor, Tenant must elect to lease only the space identified in the Offer Notice. If Tenant timely elects to lease the ROFR Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date such ROFR Space is to be included in the Premises, on the same terms contained in the Offer Notice except that (a) the rentable area of the Premises shall be increased by the rentable area in the ROFR Space (and Tenant's Share shall be adjusted accordingly) on the commencement date in the Offer Notice, (b) the Base Rental shall be increased by the amount of Rentable Area in the ROFR Space set forth in the Basic Lease Information in this Lease commencing on the date payments of rental would commence in the Offer Notice, (c) Tenant shall only be entitled to an Improvement Allowances based on $36.00 per square foot of Rentable Area contained in the ROFR Space adjusted pro rata to take into account the number of days of the initial Lease Term that have elapsed prior to the commencement of the payment of Base Rental for the ROFR Space, and (d) the Base Year for the ROFR Space shall be the calendar in which Tenant commences occupation or is required to commence occupation of the ROFR Space. If Landlord and Tenant cannot agree on the terms of the amendment within ten (10) Business Days after Tenant has timely elected to lease the ROFR Space, Tenant, at any time after such ten (10) Business Day period and prior to the execution of the amendment, shall have a right to withdraw its election to lease the ROFR Space. If Tenant fails to timely exercise its right hereunder, then such right shall lapse as to the ROFR Space covered by the applicable Offer Notice, time being of the essence with respect to the exercise thereof, and Landlord may lease the ROFR Space to the third party submitting the applicable offer on the terms set forth in the applicable Offer Notice. If Landlord fails to lease such ROFR Space to such third party on terms that are within ten percent (10%) economically of the terms contained in the Offer Notice within one hundred eighty (180) days after Tenant's receipt of the applicable Offer Notice, Landlord may not lease the same space on the ROFR Space to such third party or another third party without first complying with the requirements of this Paragraph B.

C.      If Landlord gives Tenant an Offer Notice after the end of the Initial ROFR Period, Tenant shall have the right to lease the ROFR Space upon the same terms and conditions set forth in the applicable Offer Notice. Tenant shall notify Landlord in writing whether Tenant elects to lease the ROFR Space upon the same terms and conditions set forth in the applicable Offer Notice within seven (7) days after Landlord delivers to Tenant the applicable Offer Notice. If the ROFR Space identified in the Offer Notice includes any space in the Building in addition to space on an ROFR Floor, Tenant must elect to lease the entire ROFR Space and not just the space on the ROFR Floor. If the space identified in the Offer Notice is less than all of the space on a ROFR Floor, Tenant must elect to lease only the space identified in the Offer Notice. If Tenant timely elects to lease the ROFR Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date such ROFR Space is to be

Exhibit "H", Right of First Refusal/Right of First Offer - Page 1

included in the Premises, on the same terms contained in the Offer Notice except that (a) the rentable area of the Premises shall be increased by the rentable area in the ROFR Space (and Tenant's Share shall be adjusted accordingly) on the commencement date in the Offer Notice, (b) the Base Rental shall be increased by the amount specified for such space in the applicable Offer Notice commencing on the date payments of rental would commence in the Offer Notice, (c) Tenant shall only be entitled to allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements to the extent set forth in the applicable Offer Notice, and (d) the Base Year for ROFR Space shall be the calendar year in which Tenant commences its occupation or is required to commence its occupation of the ROFR Space. If Landlord and Tenant cannot agree on the terms of the amendment within ten (10) Business Days after Tenant has timely elected to lease the ROFR Space, Tenant, at any time after such ten (10) Business Day period and prior to the execution of the amendment, shall have a right to withdraw its election to lease the ROFR Space. If Tenant fails to timely exercise its right hereunder, then such right shall lapse as to the ROFR Space covered by the applicable Offer Notice, time being of the essence with respect to the exercise thereof, and Landlord may lease the ROFR Space to the third party submitting the applicable offer on the terms set forth in the applicable Offer Notice. If Landlord fails to lease such ROFR Space to such third party on terms that are within ten percent (10%) economically of the terms contained in the Offer Notice within one hundred eighty (180) days after Tenant's receipt of the applicable Offer Notice, Landlord may not lease the same space on the ROFR Space to such third party or another third party without first complying with the requirements of this Paragraph C.

II.      RIGHT OF FIRST OFFER.

So long as no Event of Default then exists under this Lease, Tenant will have an on-going first right (the "First Right") and opportunity to lease any space on the thirteenth (13th) floor of the Building (a "ROFO Space") that is not part of Phase II and that Landlord intends to offer for lease after the Phase I Commencement Date. The First Right is subject to the terms and conditions set forth in this section and is further subject to any prior rights to such space granted to any other tenants in the Building. If at any time after the Phase I Commencement Date, Landlord intends to lease all or any part of the ROFO Space, then Landlord will first notify Tenant that such ROFO Space is available for lease (the "ROFO Notice") and the terms (the "Lease Proposal") upon which Landlord will agree to lease the ROFO Space. Tenant must notify Landlord in writing within seven (7) days of receiving Landlord's notice whether Tenant desires to lease the ROFO Space from Landlord. If Tenant notifies Landlord that Tenant does not desire to lease the ROFO Space, or if Tenant does not respond in writing to Landlord's notice within such seven-day period, then Landlord may freely lease the ROFO Space without restriction (other than Tenant's ROFR set forth above). If Tenant notifies Landlord in writing within such seven-day period that Tenant desires to lease the ROFO Space on the terms contained in the Lease Proposal, the parties will thereafter negotiate for Tenant's lease of the ROFO Space from Landlord. If Landlord and Tenant fail to mutually agree upon the terms of Tenant's lease of the ROFO Space and to execute a written amendment to this Lease within ten (10) Business Days after Tenant delivers Tenant's offer notice to Landlord, then Landlord's obligations under this section shall automatically terminate and be of no further force or effect at the end of such ten (10) Business Day period. If Tenant's First Right is still in effect at the end of the initial Term, the First Right shall automatically terminate on the last day of the initial Term and will not apply during any extension of the Term. The purpose of this section is to provide notice to Tenant so that Tenant may be in a position to offer to lease such space on a competitive basis with others, and notwithstanding anything to the contrary contained in this section, nothing in this section shall be deemed to be an option or right of first refusal (the latter of which is specifically provided for in Section I of this Exhibit "H"). Notwithstanding anything to the contrary contained in the foregoing, Tenant's ROFR and First Right are intended to and shall be independent; it being understood that Tenant's failure to elect to lease the ROFR Space under the ROFR or to elect to lease the ROFO Space under the First Right shall not necessarily preclude the leasing of such space under the other respective right.

Exhibit "H", Right of First Refusal/Right of First Offer - Page 2

EXHIBIT "I"

RIGHT TO REDUCE THE SIZE OF THE PREMISES

Tenant shall have a one-time right to reduce the size of the Premises (the "Contraction Right") effective as of midnight on December 31, 2020 (the "Contraction Date") subject to and in accordance with the provisions of this Exhibit "I". To exercise the Contraction Right, Tenant must (a) deliver written notice to Landlord no later than December 31, 2019 of its election to exercise the Contraction Right which written notice shall identify the "Give-Back Space" (as defined below), (b) pay Landlord one-half of the "Contraction Fee" (as defined below) concurrently with delivery of such notice, and (c) pay Landlord the balance of the Contraction Fee on or before the Contraction Date. Tenant is not entitled to exercise the Contraction Right if any Event of Default exists either when Tenant delivers the exercise notice to Landlord or on the Contraction Date.

The Contraction Fee shall be an amount equal to the sum of

(i)	the unamortized Improvement Allowance in respect of the Rentable Area contained in the Give-Back Space;

(ii)	the unamortized real estate commissions paid by Landlord to Brokers in respect of this Lease in respect of the Rentable Area contained in the Give-Back Space;

(iii)	the unamortized Free Rent; and

(iv)	three times the Lost Base Rental (as defined below).

For the purposes of this Exhibit "I, the following terms shall have the meanings set forth below:

"Free Rent" means six (6) months of rent based upon an amount equal to the annual rent of $19.50 per square foot of Rentable Area in the Give-Back Space divided by twelve and multiplied by six.

"Give-Back Space" means that portion of the Premises which Tenant elects to "give back" to the Landlord on the Contraction Date but only if and to the extent such portion of the Premises meets the following requirements:

(a)      The Give-Back Space shall only include Rentable Area that portion of the Premises located on the lowest floor of the Building that contains any of the Premises (i.e., if on the date Tenant exercises the Contraction Right, the Premises includes all of the 16th, 15th, 14th and a portion of the 13th floors, the Give-Back Space shall be limited to the portion of the Premises located on the 13th floor; however if Tenant has also leased a portion of the 12th floor pursuant to any right to add additional space in the Building contained in this Lease or otherwise, the Give-Back Space shall be the portion of the Premises on the 12th floor but not the 13th floor);

(b)      If the Give-Back Space is less than all of the Rentable Area that is part of the Premises on the 13th floor, Landlord shall have the right to approve, in the exercise of its commercially reasonable judgment, that the size, location and configuration of the Give-Back Space is marketable to potential tenants; and

(c)      If Landlord determines in its commercially reasonable judgment that the marketability of the Give-Back Space is dependent upon the installation of a multi-tenant corridor or additional demising walls or improvements, Tenant agrees to pay for all of such costs prior to the Contraction Date.

"Lost Base Rental" means the amount per square of Rentable Area of Base Rental payable under this Lease for calendar month January, 2021 multiplied by the total Rentable Area in the Give-Back Space.

The calculation of unamortized Improvement Allowance, real estate commissions and Free Rent will made by (a) taking the total of such costs in respect of the Rentable Area contained in the Give-Back Space as of the Phase II Commencement Date, (b) fully amortizing such amount at eight percent (8%) interest per annum from the Phase II Commencement Date through the scheduled end of the Term to establish a monthly payment therefor, and (c) calculating the remaining balance of such amortized amount as of the Contraction Date. Time is of the essence with respect to the delivery of the written notice to Landlord of Tenant's desire to terminate and the payment of the termination fee.

Exhibit "I", Right to Reduce the Size of the Premises - Page 1

EXHIBIT "J"

FORM OF GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is dated as of March 15, 2012, and is made and entered into by Emergency Medical Services Corporation, a Delaware corporation (collectively, "Guarantor") to be effective as of the Effective Date set forth in the Lease.

RECITALS

A.      This Guaranty is being executed and delivered by Guarantor as an essential inducement to that certain Office Lease Agreement dated as of the date of this Guaranty (the "Lease"), between FSP Galleria North Limited Partnership as Landlord, and EmCare, Inc., a Delaware corporation as Tenant, covering the Premises as described in the Lease.

B.      Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty have the same definitions as are set forth in the Lease.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, covenants, represents and warrants as set forth below.

1.      Guaranty. Guarantor hereby unconditionally guarantees the timely payment and performance of all rent, charges, and obligations of Tenant under the Lease and all other documents evidencing or securing the obligations under the Lease, including, without limitation, Tenant's obligations to pay all Basic Rent and Additional Rent and to perform all maintenance and indemnity obligations under the Lease (collectively, the "Guarantied Obligations"). This Guaranty is an absolute guaranty of payment and performance and not of collection. This Guaranty will survive the termination of the Lease and will continue in full force and effect with respect to any of Tenant's obligations under the Lease which are not fully performed upon the termination of the Lease.

2.      Rights of Landlord. Guarantor authorizes Landlord to, at any time and from time to time, in Landlord's discretion, (a) take and hold, and apply, any security for the Guarantied Obligations; (b) accept additional or substituted security; (c) subordinate, compromise or release any security; (d) release Tenant or any other person from its liability for all or any part of the Guarantied Obligations; (e) participate in any settlement offered by Tenant or any guarantor, whether in liquidation, reorganization, receivership, bankruptcy or otherwise; (f) release, substitute or add any one or more guarantors or endorsers; (g) assign this Guaranty and/or the Guarantied Obligations in whole or in part; or (h) modify, extend and/or amend the Guarantied Obligations. Landlord may take any of the foregoing actions upon any terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord.

3.      Independent Obligations. Guarantor's obligations under this Guaranty are independent of those of Tenant or of any other guarantor. Landlord may bring a separate action against Guarantor without proceeding (either before, after or concurrently) against Tenant or any other guarantor or person or any security held by Landlord and without pursuing any other remedy. Landlord's rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Guarantied Obligations have been fully performed.

4.      Waiver of Defenses. Guarantor waives all of the following, whether created or imposed by or under statute, common law, or otherwise:

4.1      Any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever.

Exhibit "J", Guaranty of Lease - Page 1

4.2      Any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liability of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause.

4.3      All setoffs (other than setoffs to which Tenant is expressly entitled under the terms of the Lease), counterclaims (other than counterclaims based on a breach or default by Landlord under the Lease), presentment, demand, protest or notice of any kind, except for any notice which may be expressly required by the provisions of this Guaranty.

4.4      Any defense based upon Guarantor's failure to consent to or approve the modification, renewal, extension or other alteration of the Guarantied Obligations, or of the documents executed in connection therewith .

4.5      Any defense based upon the negligence of Landlord, including, without limitation, the failure to file a claim in any bankruptcy of the Tenant or any guarantor.

4.6      Any defense based upon a statute of limitations and any defense based upon Landlord's delay in enforcing this Guaranty.

4.7      All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guarantied Obligations until the Guarantied Obligations have been paid and performed in full.

4.8      Any defense based upon or arising out of any defense that the Tenant or any other person may have to the performance of any part of the Guarantied Obligations other than Landlord's prior material breach.

4.9      Any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto.

4.10      Any defense based upon or related to Guarantor's lack of knowledge as to Tenant's financial condition.

4.11      Any and all rights to revoke this Guaranty in whole or in part.

4.12      Any defense based upon any action taken or omitted by Landlord in any bankruptcy or other insolvency proceeding involving Tenant, including any election to have Landlord's claim allowed as secured, partially secured or unsecured, any action taken by the Landlord in connection with a motion to assume, assign or reject the Lease, any extension of credit by the Landlord to the Tenant in any such proceeding, and the taking and holding by the Landlord of any security for any such extension of credit.

4.13      All rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies impairs or destroys Guarantor's right of subrogation and/or reimbursement against Tenant.

5.      Bankruptcy.

5.1      Until all of the Guarantied Obligations have been paid and performed in full, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. No limitation upon or stay of the enforcement of any obligation of Tenant by virtue of any such proceeding shall limit or stay Landlord's enforcement of Guarantor's payment or performance of such obligation under this Guaranty. In furtherance of the foregoing, Guarantor agrees that if acceleration of the time for payment of any amount payable by Tenant under the Lease or in respect of the other Guarantied Obligations is stayed for any reason, all such amounts which would be subject to acceleration shall nonetheless be deemed to be accelerated for purposes of this Guaranty and the full amount thereof shall be payable by Guarantor hereunder forthwith upon demand.

Exhibit "J", Guaranty of Lease - Page 2

5.2      Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor, and will upon request assign to Landlord all rights of Guarantor thereunder. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim. Guarantor hereby assigns to Landlord all of the Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

6.      Costs and Expenses. Guarantor agrees to pay, upon Landlord's demand, Landlord's reasonable out-of-pocket costs and expenses, including but not limited to attorneys' fees, costs and disbursements, incurred in any effort to collect or enforce any of the Guarantied Obligations or this Guaranty, regardless whether any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of the Guarantor under this Section shall include payment of all such costs and expenses incurred by Landlord in enforcing any judgments.

7.      Reinstatement. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord will continue, with respect to any amount at any time paid on account of the Guarantied Obligations which Landlord is thereafter required to restore or return or which is avoided in connection with the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such amount had not been paid. The determination as to whether any such payment or performance must be restored or returned will be made by Landlord in its sole discretion; provided, however, that if Landlord chooses to contest any such matter, Guarantor agrees to indemnify, defend and hold harmless Landlord from all costs and expenses (including, without limitation, reasonable legal fees and disbursements) of such contest. Further, upon demand from Landlord, Guarantor will restore or return such payment or performance directly on Landlord's behalf in furtherance of Guarantor's obligations hereunder. Landlord will be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment of the Guarantied Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions of this Guaranty shall survive such return or release, and the liability of Guarantor under this Guaranty shall be reinstated and continued under the circumstances provided herein notwithstanding such return or release.

8.      [Intentionally deleted].

9.      Representations and Warranties. Guarantor, and each of the persons or entities executing this Guaranty as Guarantor individually, makes the following representations and warranties, which are deemed to be continuing representations and warranties until payment and performance in full of the Guarantied Obligations.

9.1      Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated.

9.2      Guarantor has all the requisite power and authority to transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.

9.3      This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms.

9.4      Neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will, with or without notice and/or lapse of time, (a) constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking, whether written or oral, to which Guarantor is a party or to which Guarantor's property is subject; (b) accelerate or constitute any event entitling the holder of any indebtedness of Guarantor to accelerate the maturity of any such indebtedness; (c) conflict with or result in a breach of any writ, order, injunction or decree against Guarantor of any court or governmental agency or instrumentality; or (d) conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.

Exhibit "J", Guaranty of Lease - Page 3

9.5      No consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty is required except for those consents and authorizations which have been already been obtained.

9.6      Guarantor will receive substantial and material benefits from the leasing of the Premises to Tenant and the consideration received by Guarantor for this Guaranty is sufficient in all respects.

9.7      Guarantor presently has and will at all times maintain sufficient assets and tangible net worth to timely pay and perform all of the Guarantied Obligations, and Guarantor will not take any action nor participate in any transaction which would materially impair Guarantor's ability to so pay and perform the Guarantied Obligations.

9.8      Neither this Guaranty nor any other statement furnished by Guarantor to Landlord in connection with the transactions contemplated hereby (including, without limitation, any financial statements or other business information) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein true and not misleading.

10.      Joint and Several Liability. The obligations, waivers, promises, representations and warranties set forth herein are the joint and several undertakings of each of the persons or entities executing this Guaranty as a Guarantor and of any other guarantors or other persons or entities obligated from time to time with respect to the Guarantied Obligations. Landlord may proceed hereunder against any one or more of said persons or entities without waiving its rights to proceed against any of the others. Any married person who executes this Guaranty agrees that recourse may be had against his or her separate and community property.

11.      Inducement; No Assignment. Guarantor acknowledges that the undertakings given in this Guaranty are given in consideration of Landlord's entering into the Lease and that Landlord would not enter into the Lease but for the execution and delivery of this Guaranty. Guarantor's obligations hereunder are personal to Guarantor and Guarantor may not assign or delegate any of its obligations under this Guaranty without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

12.      Guarantor Information. Guarantor will promptly supply such financial statements and business information regarding Guarantor as may reasonably be requested from time to time by Landlord or any lender or prospective purchaser of Landlord for the purpose of evaluating the creditworthiness of Guarantor and Guarantor's ability to perform its obligations under this Guaranty.

13.      Tenant's Financial Condition. Guarantor is relying upon its own knowledge and has made such investigation as Guarantor has deemed necessary with respect to Tenant's financial condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant's ability to pay and perform its obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant's financial condition or any circumstances bearing on Tenant's ability to perform. Guarantor agrees that Landlord has made no representations or assurances regarding Tenant's financial condition or Tenant's ability to pay and perform Tenant's obligations under the Lease.

14.      Default. The occurrence of any one or more of the following events shall, at the election of Landlord, be deemed an event of default under this Guaranty: (a) Guarantor fails to pay any monetary Guarantied Obligation within five days after demand from Landlord without a valid defense to such payment; (b) Guarantor fails to perform any non-monetary Guarantied Obligation within 15 days after demand therefor from Landlord (or, if Guarantor is not able through the use of commercially reasonable efforts to perform such Guarantied Obligation within a 15 day period, if Guarantor does not commence to perform such obligation within such 15 day period and diligently pursue such performance to completion within an additional 60 days after the expiration of the initial 15 day period) without a valid defense to such performance; (c) Guarantor fails or neglects to perform, keep or observe any other term, provision, agreement or covenant contained in this Guaranty without a valid defense to such performance; (d) the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other similar proceeding by or against Guarantor; (e) if any representation or warranty made in this Guaranty shall be or become false in any material respect; or (f) the death, legal incapacity, dissolution or termination of the Guarantor. Upon the occurrence of an event of default under this Guaranty, at the option of Landlord, the Guarantied Obligations shall be accelerated and shall all be due and payable and enforceable against Guarantor (regardless whether the Guarantied Obligations are then due and payable under the Lease or otherwise) and Landlord may, in its sole discretion, in addition to any other right or remedy provided by law or at equity, all of which are cumulative and non-exclusive, proceed to suit against the Guarantor.

Exhibit "J", Guaranty of Lease - Page 4

15.      Transfer by Landlord. Landlord may sell, assign, or otherwise transfer its interest in the Premises, the Lease or this Guaranty at any time. If Landlord transfers (other than for collateral security purposes) the ownership of Landlord's interest in the Lease, this Guaranty shall, unless Landlord elects otherwise in writing, automatically apply in favor of the transferee with respect to all Guarantied Obligations arising or accruing from and after the date of the transfer. In addition, this Guaranty shall remain in full force and effect in favor of the transferor with respect to all Guarantied Obligations arising or accruing under the Lease prior to the date of the transfer including, without limitation, all Guarantied Obligations relating to Tenant's indemnity and insurance obligations (and similar obligations) under the Lease with respect to matters arising or accruing during the transferor's period of ownership.

16.      Severability. If any one or more of the covenants, provisions or terms of this Guaranty is, in any respect, held to be invalid, illegal or unenforceable for any reason, the remaining portion thereof and all other covenants, conditions, provisions, and terms of this Guaranty will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.

17.      Notices. All notices, demands and other communications with, to, from or upon the Guarantor and the Landlord required or permitted hereunder shall be in writing, addressed to the parties at their respective addresses as follows: (a) with respect to Landlord, to the notice address(es) for Landlord under the Lease; and (b) with respect to Guarantor, unless a separate notice address is specified on the signature page of this Guaranty, to Guarantor in care of Tenant at the notice address(es) for Tenant under the Lease; or (c) as to either, at such other address as shall be designated in a written notice to the other complying with the terms of this Section. All such communications shall be deemed effective upon the earliest of (i) actual delivery if delivered by personal delivery; (ii) four Business Days following deposit, first class postage prepaid, with the United States mail; (iii) if sent by certified postage prepaid mail, upon the earliest to occur of (A) four Business Days following deposit thereof in the United States mail, or (B) receipt (or refusal to accept delivery); or (iv) on the next Business Day after deposit with an overnight air courier with request for next Business Day delivery.

18.      Miscellaneous. No provision of this Guaranty or Landlord's rights hereunder may be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative. This Guaranty shall be governed by and construed under the Laws of the State in which the Premises is located. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Landlord. The term "Tenant" will mean not only the Tenant named herein but also any other person or entity at any time occupying all or any portion of the Premises or assuming or otherwise becoming liable (other than as a guarantor) for all or any part of the Guarantied Obligations. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings.

All headings in this Guaranty are for convenience only and shall be disregarded in construing the substantive provisions of this Guaranty.

Exhibit "J", Guaranty of Lease - Page 5

[SIGNATURE PAGE FOLLOWS]

Exhibit "J", Guaranty of Lease - Page 6

IN WITNESS WHEREOF, this Guaranty has been duly executed on behalf of Guarantor and delivered to Landlord as of the date set forth above, to be effective as of the Effective Date set forth in the Lease.

GUARANTOR:
EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation
By	/s/ Randel G. Owen
Name:	Randel G. Owen
Title:	CFO Notice Address for Guarantor:

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111

Attention:	Legal Department
Telephone:
Facsimile:

Exhibit "J", Guaranty of Lease - Page 7

EXHIBIT "K"

LETTER OF CREDIT TERMS AND CONDITIONS

1.      Letter of Credit. Concurrently with the execution of this Lease, Tenant must deliver to Landlord an unconditional, irrevocable standby letter of credit ("Letter of Credit") which conforms in form and substance to the attached Schedule "1" (or is otherwise reasonably acceptable to Landlord) and which:

(a)      is issued by Bank of America, N.A. or another United States federal or state chartered bank ("Issuer") that (i) is a commercial bank or trust company reasonably acceptable to Landlord, and (ii) has total assets of at least $50,000,000,000, as determined in accordance with generally accepted accounting principles consistently applied ("Total Assets");

(b)      names Landlord as beneficiary thereunder;

(c)      has a term ending not less than one year and thirty (30) days after the date of issuance;

(d)      so long as Tenant is not in default under this Lease, provides for the amount available for draw by the beneficiary to be automatically reduced to (i) $666,667.00 on the first anniversary date of this Lease, (ii) $333,333.00 on the second anniversary date of this Lease, and (iii) zero on the third anniversary date, at which time the Letter of Credit shall be of no further force or effect [or, in the alternative, is replaced annually on each anniversary date by a new letter of credit in the reduced face amount and otherwise in the form required by this Exhibit "K" as more particularly described in Section 8 of this Lease];

(e)      provides for payment to beneficiary of immediately available funds (denominated in United States dollars) in the lesser of the amount of $10,000 dollars or the maximum amount available for draw under the Letter of Credit within 24 hours after presentation of the Sight Draft substantially conforming to the form attached as Exhibit "A" to the Letter of Credit;

(f)      provides that draws may be presented, and are payable, at Issuer's letterhead office, the office located at ______________________________________ or any other full service office of Issuer;

(g)      is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;

(h)      permits partial and multiple draws;

(i)      permits multiple transfers by beneficiary to any successor to Landlord's interest under this Lease;

(j)      is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

The Letter of Credit (as transferred, extended, renewed or replaced) must be maintained until 30 days after the third anniversary date of this Lease.

2.      Transfer; Fees. Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant's consent, (ii) restriction on the number of transfers or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document. Landlord agrees to reimburse Issuer up to $500 for costs related to each transfer. In no event will Landlord be required to pay or reimburse any costs or fees charged by the Issuer related to each transfer above the cost of $500. Tenant will be required to reimburse Issuer for any additional costs above $500 for each transfer.

Exhibit "K", Letter of Credit Terms and Conditions - Page 1

3.      Draw and Use of Draw Proceeds. Immediately upon the occurrence of an Event of Default (as defined in the Lease), and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord's sole and absolute discretion. The term "Draw Proceeds" means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion.

In addition to any other rights and remedies Landlord may have, Landlord may in its sole and absolute discretion and at any time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

(a)      Rent or any other sum which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

(b)      any and all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord's rights or remedies under this Lease, including, without limitation, reasonable attorneys' fees and costs;

(c)      any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys' fees and costs; or

(d)      any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default.

To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord as a "Security Deposit" under the Lease.

If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit, Tenant may, as its sole and exclusive remedy, cause Landlord to (i) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (ii) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw and (iii) reimburse Tenant for all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord's draw on the Letter of Credit; provided, however, Tenant may exercise its exclusive remedy only after Tenant has (y) cured all defaults under this Lease and (z) caused a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord. Landlord will not be liable for any other actual damages or any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.

4.      Issuer Quality Event. If an Issuer Quality Event occurs, Tenant, upon 30 days advance written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 1 above. The term "Issuer Quality Event" means the Issuer fails to meet the criteria set forth in Section 1(a) above, or with respect to Bank of America, N.A., its credit rating is reduced below A. If an Issuer Quality Event occurs, Landlord may give Tenant written notice thereof and in such event, within 15 days after such written notice, Tenant shall provide to Landlord another Letter of Credit that is in a form and issued by an Issuer that conforms to the requirements of this Lease. If Tenant fails to timely provide another Letter of Credit as aforesaid Landlord may draw on the Letter of Credit and hold and apply the proceeds thereof in accordance with Section 8 and this Exhibit "K".

Exhibit "K", Letter of Credit Terms and Conditions - Page 2

5.      Additional Agreements of Tenant. Tenant expressly acknowledges and agrees that:

(a)      the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;

(b)      Tenant is not a third-party beneficiary of such contract, and Landlord's ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, but not limited to, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;

(c)      neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein (except to the extent of Section 3 above relating to a Security Deposit;

(d)      Tenant is not entitled to any interest on any Draw Proceeds;

(e)      neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, (except as otherwise set forth in Section 3 above)security deposit or rental deposit;

(f)      neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord's damages resulting from any Event of Default; and

(g)      Tenant will cooperate with Landlord, at Tenant's own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Exhibit "K".

6.      Restrictions on Tenant Actions. Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant's behalf or at Tenant's discretion, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys' fees and costs.

7.      Cancellation After End of Term. At such time as the amount available under the Letter of Credit has been reduced to zero or the amount of the Security Deposit has been reduced to zero, as provided for in this Lease, Landlord shall return the Letter of Credit or unapplied proceeds of the Security Deposit, as the case may be, to Tenant.

Exhibit "K", Letter of Credit Terms and Conditions - Page 3

EXHIBIT L

JANITORIAL SPECIFICATIONS

GALLERIA NORTH
Janitorial Schedule of Services as of 1/24/2012

PRIVATE AND OPEN OFFICE AREAS (TENANT)		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Empty all trash containers. Replace soiled basket liners as required.	X
2	Removal all trash to disposal areas.	X
3	Dust all tops of desks, furniture, window ledges, telephones, partitions, file cabinets and other horizontal surfaces. (Documents, equipment and other miscellaneous items will not be moved.)	X
4	All glass top tables and desks in meeting and conference rooms will be wiped	X
5	Straighten magazines and periodicals on reception tables.	X
6	Spot clean interior glass in partitions.	X
7	Wash both sides of glass doors.	X
8	Remove fingerprints from around doors and light switches.	X
9	Power vacuum all carpeted areas.	X
10	Inspection office areas for new, small spots on carpets. Spot clean these areas. (Spray bottle & rag technique only). Any larger spot/spill will require extraction.	X
11	Dust mop all hard surface floors. Damp mop to remove spillage.	X
12	Secure all office doors and turn off lights as indicated .	X
13	Report all irregularities to management.	X
14	Dust all lower areas of chairs, file cabinets, desks, etc.			X
15	Dust tops of picture frames and high ledges.			X
16	General high dust partitions and other vertical surfaces.			X
17	Spray buff all resilient tile and hard surface floors.				X
18	Power vacuum upholstered furniture.				X
19	Dust venetian blinds.				X
20	Fire extinguishers will be damp wiped.				X
21	Edge vacuum all exposed baseboards with crevice tool as needed.					X
22	Strip and wax all resilient tile floors as needed. Buff to shine.						X
23	Clean all baseboards and door jambs.						X
24	Dust with treated clothes, all wood wall surfaces.						X
25	Vacuum all ceiling air vents.						X

KITCHENS AND BREAK ROOMS		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Empty trash containers. Replace soiled basket liners as required.	X
2	Remove trash to disposal area.	X
3	Clean tabletops with disinfectant cleaner.	X
4	Wipe down chair seats and arms.	X
5	Wet mop tile floor and or vacuum carpet.	X
6	Spot clean walls.	X
7	Wipe down fronts of vending machines, coffee makers, ice machine and change dispensers.	X
8	Clean sink and countertop with disinfectant cleaner.	X
9	Spot clean front of cabinet doors and outside front of refrigerators and microwaves.	X
10	Dust any window ledges.	X
11	Spray buff resilient tile floor.				X
12	Dust venetian blinds.				X
13	Clean all baseboards and door jambs.						X
14	Vacuum ceiling air vents.						X
15	Strip and wax all resilient tile floors as needed . Buff to shine.						X

CORRIDORS		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Remove trash to disposal areas.	X
2	Power vacuum carpets or sweep and damp mop hard surface floors.	X
3	Clean and disinfect drinking fountains.	X
4	Spot clean both sides of entrance doors and glass.	X
5	Spot clean wall areas around elevator call buttons.	X
6	Dust all ledge areas, high and low.			X
7	Spot wash fingerprints from wall areas.			X
8	High dust all wall areas.						X
9	Vacuum all ceiling air vents.						X

Exhibit "L"--Janitorial Specifications

EXHIBIT “M”

COMMISSION AGREEMENT WITH TENANT’S BROKER

November 23, 2011

Carl Ewert

Managing Director

Jones Lang LaSalle

8343 Douglas Avenue

Dallas, TX 75225

RE:	Commission Registration Agreement for EmCare, Inc. Galleria North Tower I

Dear Carl:

Thank you for your inquiry regarding your registration at Galleria North Tower I. FSP Galleria North Limited Partnership (“Landlord”) accepts your registration of EmCare, Inc. or an affiliated entity (“Prospect”), confirming that Jones Lang LaSalle Brokerage, Inc. (“Broker”) acting exclusively in its behalf and that no other similar exclusive arrangements have or will be executed between Prospect and other real estate brokers for this specific transaction. If a lease is executed, a commission will be paid per this agreement (“Agreement”) to duly licensed Texas Real Estate Broker as follows:

COMMISSION

In the event that a lease agreement (“Lease”) is executed by Landlord and Prospect, then the Broker will earn a cash commission equal to four and one-half percent (4½%) of the Annual Base Rent provided for in the Lease during the Primary Term. The Primary Term of the Lease is defined as the portion of the Lease term in which both the Landlord and the Tenant (formerly defined as Prospect) have agreed that neither party will have a right to terminate or cancel (unless such termination right or cancelation right includes a penalty that includes the unamortized commissions) the Lease and shall not include an extension or renewal option(s) or early renewal period within the previous lease term.

Annual Base Rent, as defined In the Lease, shall be the minimum rental to be paid by Tenant and shall exclude or deduct, without limitation, the following items:

1.	Annual Base Rent abated;
2.	Additional rent to be paid by Tenant for escalation of expenses and taxes above the operating expense and tax stop or base year;
3.	Additional rent to be paid by Tenant for cost of living increases and other escalations, such as operating expense and tax escalations, as provided for in the lease; Payments made by Tenant for utilities/electricity above Base Rent (utilities/electricity paid as a component of the Base Rent will not be excluded);
4.	Rental credited to Tenant by reason of lease “pick-up” or take-overs;
5.	Parking rent to be paid by Tenant;

Exhibit "M"--Commission Agreement with Tenant's Broker

Mr. Carl Ewert

Commission Registration Agreement for Emcare

November 23, 2011

6.	Amortization of or lump sum payments for leasehold improvements above the allowance, as per the Lease;
7.	Cancellation or penalty payments for Lease termination rights;
8.	Rentals payable as a result of a holdover, or upon continuation of a tenancy on a day-to-day, week-to-week, or month-to-month basis.

(Note: Base Rent paid and the associated commissions in connection with a renewal, extension, or expansion will be addressed in Exhibit A.)

TIME OF PAYMENT

Fifty percent (50%) of the commission shall be paid to Broker within 30 days of the unconditional delivery of the following:

1.	Commission statement and invoice;
2.	Fully executed registration agreement;
3.	Full execution of any applicable Subordination, Non-disturbance, and Attornment agreement if required as a condition of the Lease by Tenant or lender,
4.	Payment of applicable security deposit and any other amounts due to Landlord at Lease execution, if required as a condition of the Lease by Tenant or Lender;
5.	Fully executed Lease.

The balance of said commission attributable to each specific Phase I and Phase II shall be paid within 30 days of each specific Phase I and Phase II Lease commencement date.

REGISTRATION

To register a Prospect, the Broker must introduce an authorized representative of the Prospect to the Leasing Agent (Cassidy Turley) of Galleria North Tower I and represent that Prospect has engaged Broker, as its exclusive leasing representative. Broker hereby represents that Prospect has engaged Broker as its exclusive leasing representative.

Registration will remain in effect for as long as it is requested in writing by the Broker and the Prospect and there is active progress toward negotiating a lease as evidenced by meetings between the project leasing agent, Broker, and Prospect; but in no event will the registration remain in effect past 180 days unless given written authorization by Landlord.

If the commission claim is made by more than one broker, the Broker shall be responsible for resolving the dispute. Under no circumstance will more than one commission be paid to brokers. Broker agrees to defend, indemnify, and hold Landlord, Landlord’s Agent, and Landlord’s and Agent’s officers and employees, harmless from and against any and all loss, cost, liability and expense, including, but not limited to, reasonable attorney fees arising out of any claims for finder’s fees, brokerage, or other commissions which may be asserted against Landlord or Landlord’s Agent arising out of

Exhibit "M"--Commission Agreement with Tenant's Broker

Mr. Carl Ewert

Commission Registration Agreement for Emcare

November 23, 2011

Broker’s activities in connection with this Agreement or a breach of Broker’s representation.

SUCCESSORS AND ASSIGNS

If Landlord sells or otherwise conveys the Building and assigns the Lease Agreement, Landlord agrees to provide a copy of this Agreement to the purchaser or assignee thereof and to use its reasonable efforts to obtain from such purchaser or assignee an agreement whereby such purchaser or assignee agrees to pay to Broker all commissions that shall thereafter become due and owing to Broker under the terms and provisions hereof and to deliver same to Broker. In any event, Landlord shall be released upon any such conveyance from all liability for all future payments of commissions which thereafter become due under this Agreement except with respect to the Commission for the primary term of the Lease Agreement for which Landlord shall remain liable hereunder.

CONFIDENTIALITY

Except as required by law or legal process, Broker shall keep strictly confidential all information, whether oral or written form, furnished by Landlord or Landlord’s Leasing Agent, or otherwise acquired by Broker, including without limitation, lease terms. Broker shall not publish or cause to be published any marketing materials or other communications which connect Broker or its logo to Landlord, Landlord’s Leasing Agent or Galleria North Tower I unless such materials or communication have been approved in writing by Landlord’s sole discretion, in advance of publication. The obligations of Broker under this clause shall survive the expiration or earlier termination of this Agreement.

Please Indicate your acceptance to the above terms and conditions by executing and supplying all of the Information requested, and promptly return the original of this agreement for our execution.

[signature blocks continued on next page]

Exhibit "M"--Commission Agreement with Tenant's Broker

Mr. Carl Ewert

Commission Registration Agreement for Emcare

November 23, 2011

LANDLORD:

FSP Galleria North Limited Partnership

By: FSP Property Management LLC

Signature:	/s/ John F. Donahue

Name:	/s/ John F. Donahue	Date:	12-20-11

ACKNOWLEDGED & ACCEPTED:

Jones Lang LaSalle Brokerage, Inc.

Signature:	/s/ Carl Ewert	Date:	11-29-2011

Name:	Carl Ewert

Title:	International Director

Federal ID:	260348058	Broker ID:	0591725

Exhibit "M"--Commission Agreement with Tenant's Broker

EXHIBIT A

This Exhibit A is attached to, made a part of, and supplements the Commission Registration Agreement (the “Agreement”) dated November 23, 2011 between FSP GALLERIA NORTH TOWER I, a Texas limited partnership as Owner, and Jones Lang LaSalle Brokerage, Inc.

Section 1. Payment of Commissions on Renewals or Expansions. Additional commissions shall be payable to Broker in connection with a renewal of the lease term or leasing of additional space (expansion) in accordance with the terms hereof. If an additional commission is earned as herein provided the commission structure shall be as follows:

(a) Renewals. A four and one-half percent (4½%) commission based on the Base Rent payable to Owner during the renewal term if Tenant exercises a renewal option; payable consistent with the terms of the TIME OF PAYMENT provision of the Agreement.

(b) Expansions. A four and one-half percent (4½%) commission based on the Base Rent payable to Owner during the primary term or option term with respect of the additional space leased; payable consistent with the terms of the TIME OF PAYMENT provision of the Agreement.

Section 2. Conditions Precedent to Payment of Additional Commissions. If the term of the Lease is renewed or extended (or if the Premises are expanded), Landlord agrees to pay Broker a commission in accordance with Section 1 above; however, such commission shall be due and payable only if: (i) Broker, acting as Tenant's exclusive agent, participates in the effort to accomplish the renewal, extension, new lease, or expansion; (ii) Tenant has not appointed another broker as its representative; and (iii) Tenant certifies in writing to landlord that Broker is acting as Tenant's exclusive representative in connection therewith.

Section 3. Limitation on Total Commission. Notwithstanding anything herein or in the Agreement to the contrary, no commission shall be due as to the portion of any lease term that exceeds twelve (12) years from the commencement of the primary term.

LANDLORD:

FSP GALLERIA NORTH LIMITED PARTNERSHIP

By: FSP Property Management LLC

Signature:	/s/ John F. Donahue

Name:	/s/ John F. Donahue	Date:	12-20-11

Exhibit "M"--Commission Agreement with Tenant's Broker

Mr. Carl Ewert

Commission Registration Agreement for Emcare

November 23, 2011

ACKNOWLEDGED & ACCEPTED:

Jones Lang LaSalle Brokerage, Inc.

Signature:	/s/ Carl Ewert	Date:	11-29-2011

Name:	Carl Ewert

Title:	International Director

Federal ID:	260348058	Broker ID:	0591725

Exhibit "M"--Commission Agreement with Tenant's Broker